CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$472,000	$54.09

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(2)

File Number 333-169119

Pricing Supplement dated February 16, 2012 to the Prospectus dated August 31, 2010 and the Prospectus Supplement dated May 27, 2011

$472,000

Barclays Perpetual Rolling Open Structure Protecting Equity Returns (PROSPER) ETF Series 2 Notes due March 30, 2017

The Barclays PROSPERTM ETF Series 2 Notes due March 30, 2017 (the “Securities”) are linked to the performance of the Barclays PROSPERTM ETF Series 2 Portfolio described herein (the “Portfolio”), a notional portfolio which changes its asset allocation depending on the performance of its constituent assets over the term of the Securities. Unlike ordinary debt securities, the Securities do not pay any interest during their term. Instead, you will receive a payment at maturity that is equal to the greater of (a) the net asset value of each Portfolio Unit (as defined below) as of the final valuation date or (b) the minimum protection level as of the final valuation date. The Securities are designed for investors who want to participate in the performance of the Portfolio and who are willing to risk losing up to 15% of the principal amount of the Securities. The Portfolio described herein is a notional portfolio created by Barclays Bank PLC for the purposes of issuing these Securities, and holders of the Securities will have no legal or beneficial interest in the Portfolio or any of its components. The principal terms of the Securities are as follows:

Issuer: Barclays Bank PLC

Series: Global Medium-Term Notes, Series A

Inception Date: February 16, 2012.

Issue Date: March 16, 2012

Maturity Date: March 30, 2017 (subject to non-trading days, market disruption events and postponement of the final valuation date).

Reference Portfolio: The return on the Securities is linked to the performance of the Barclays PROSPER™ ETF Series 2 Portfolio (created for purposes of issuing these Securities and as described herein). This Portfolio tracks the value of a notional investment in (a) index-linked cash deposits (the “cash assets”) and (b) a specified basket of exchange-traded funds and an exchange-traded note (the “performance basket”) and index-linked cash deposits representing a notional amount of cash, including some cash distributed as dividends or interest by the performance basket during the term of the Securities (the “performance asset cash component” and, together with the performance basket, the “performance assets”). The allocation between the notional investments in the cash assets and the performance assets (together, the “constituent assets”) in this Portfolio will vary during the term of the Securities according to a dynamic allocation mechanism (the “PROSPER PLUS strategy”), as described further herein. The goal of the PROSPER PLUS strategy is to maximize the Portfolio’s exposure to the performance assets while maintaining the value of the Portfolio at or above a minimum protection level. The composition and the relative weights of the exchange-traded funds (the “ETFs”) and the exchange-traded note (the “ETN”) in the performance basket replicate the composition and relative weights of the growth basket described herein (the “Growth Basket”) selected by the Institute for Wealth Management (“IWM”), a registered investment adviser under the Investment Advisers Act of 1940, as amended. Each month, the weights of each ETFs and ETN is rebalanced back to its respective initial weights. For more information on IWM and the Growth Basket, see “Institute for Wealth Management and the Growth Basket.”

Portfolio Unit: For purposes of calculation, the Portfolio is divided into “Portfolio Units”, with each such unit representing the value and performance of a single Security. On the inception date, the value of each Portfolio Unit (the “Unit NAV”) will be equal to the principal amount of each Security, or $1,000, with a Portfolio allocation as described below. After the inception date, the Unit NAV will be calculated as of the close of business on each trading day using the methodology described in “The Portfolio” of this pricing supplement.

Portfolio Allocation: On the inception date, with respect to each Portfolio Unit, 80% of the Unit NAV, or $800, will be allocated to the performance assets, and 20% of the Unit NAV, or $200, will be allocated to the cash assets. After the inception date, the allocation to the performance assets and cash assets is subject to adjustment according to the PROSPER PLUS strategy, as described herein.

Payment at Maturity: If you hold your Securities to maturity, you will receive for each Security a payment that is equal to the greater of (1) the Unit NAV as of the final valuation date and (2) the minimum protection level as of the final valuation date.

Minimum Protection Level: The minimum protection level on any valuation date is equal to 85% of the highest Unit NAV calculated as of the close of business on all valuation dates up to and including the then current valuation date. Since the Unit NAV on the initial valuation date is $1,000, the minimum protection level on any subsequent valuation date, including that on the final valuation date, will not be lower than $850, or 85% of the principal amount of the Securities.

Investor Fee: The investor fee is equal to 1.75% of the Unit NAV per year and is deducted from the Unit NAV on each valuation date but may be less than such amount under certain circumstances, as described below under “Investor Fee Rate.” No investor fee will be deducted on the initial valuation date. On each subsequent valuation date, up to and including the final valuation date, the investor fee will be deducted, on a pro-rata basis, from the constituent assets within each Portfolio Unit by the following percentage: (1) the investor fee rate on such valuation date times (2) the number of calendar days from (and including) the immediately preceding valuation date to (but excluding) the then current valuation date, divided by (3) 365. The Unit NAV calculated on each valuation date reflects the net asset value of the Portfolio Unit after the deduction of investor fee on such valuation date. Notwithstanding the deduction of any investor fees, you will not receive less than the minimum protection level at maturity.

Investor Fee Rate: The investor fee rate is 1.75% on any valuation date after the inception date if the Unit NAV on the immediately preceding valuation date is greater than the minimum protection level on such preceding valuation date. If the Unit NAV on the immediately preceding valuation date is less than or equal to the minimum protection level on such preceding valuation date, the investor fee rate will be the lesser of (1) 1.75% and (2) the cash index interest rate (as defined herein) of the then current valuation date.

Valuation Date: A valuation date is any trading day on or after the inception date where the Unit NAV is calculated using the methodology described in the “The Portfolio” of this pricing supplement. The “initial valuation date” for the Securities will be the inception date. The “final valuation date” for the Securities will be March 27, 2017, subject to market disruption events and non-trading days.

Trading Day: A trading day is any business day on which trading is generally conducted on NYSE Arca and trading is generally conducted on the interbank market, in each case as determined by the calculation agent in its sole discretion.

Secondary Market: The Securities will not be listed on any securities exchange when they are issued. Although we may, in our sole discretion, apply to list the Securities on a securities exchange subsequent to their issuance, we presently have no intention to do so.

CUSIP Number: 06738KR78

ISIN: US06738KR788

In the event of a decline in the value of the Portfolio, the payment you receive for each Security may be less than the principal amount of the Security. As a result, you may lose some of your principal if you invest in the Securities. See “Risk Factors” beginning on page PS-9 of this pricing supplement for risks relating to an investment in the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Variable Price Offer: Barclays Capital Inc. has agreed to purchase the Notes from us at 100% of the principal amount, resulting in aggregate proceeds to Barclays Bank PLC of $472,000. Barclays Capital Inc. proposes to offer the Notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. Although there will be no agent’s commission payable on the Issue Date, a portion of the investor fee as described under “Investor Fee” in this pricing supplement may be used to pay fees or concessions to the Agent and other dealers. For more information about the investor fee, please see “Risk Factors—Even if the Value of the Portfolio’s Constituent Assets Increases, You May Receive Less Than the Principal Amount Invested as a Result of Applicable Fees” on PS-10 of this pricing supplement.

In compliance with FINRA guidelines, the maximum underwriting compensation to be received by the Agent and any other dealers participating in the offering will not exceed 8% of the aggregate principal amount of the Notes offered pursuant to this pricing supplement.

Please see “Supplemental Plan of Distribution” in this pricing supplement for more information.

We may use this pricing supplement in the initial sale of Securities. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The Securities are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Pricing Supplement dated February 16, 2012

Issued in denominations of $1,000

PRICING SUPPLEMENT

PROSPECTUS SUPPLEMENT

SUMMARY	S-1
RISK FACTORS	S-6
DESCRIPTION OF MEDIUM-TERM NOTES	S-32
TERMS OF THE NOTES	S-38
INTEREST MECHANICS	S-45
CERTAIN FEATURES OF THE NOTES	S-48
DESCRIPTION OF UNIVERSAL WARRANTS	S-57
TERMS OF THE WARRANTS	S-62
CERTAIN FEATURES OF THE WARRANTS	S-66
REFERENCE ASSETS	S-72
CLEARANCE AND SETTLEMENT	S-114
EMPLOYEE RETIREMENT INCOME SECURITY ACT	S-120
PLAN OF DISTRIBUTION	S-122
USE OF PROCEEDS AND HEDGING	S-131
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-132
VALIDITY OF SECURITIES	S-147

PROSPECTUS

FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF WARRANTS	20
GLOBAL SECURITIES	31
DESCRIPTION OF PREFERENCE SHARES	36
DESCRIPTION OF AMERICAN DESPOSITARY RECEIPTS	41
DESCRIPTION OF SHARE CAPITAL	47
TAX CONSIDERATIONS	48
PLAN OF DISTRIBUTION	65
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	68
WHERE YOU CAN FIND MORE INFORMATION	69
FURTHER INFORMATION	69
VALIDITY OF SECURITIES	69
EXPERTS	69
EXPENSES OF ISSUANCE AND DISTRIBUTION	70

PRICING SUPPLEMENT SUMMARY

The following is a summary of the terms of the Barclays PROSPER™ ETF Series 2 Notes due March 30, 2017 (the “Securities”), as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus and prospectus supplement. References to the “prospectus” mean our accompanying prospectus, dated August 31, 2010, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated May 27, 2011, which supplements the prospectus.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with the outstanding Securities.

This section summarizes the following aspects of the Securities:

•	What are the Securities and how do they work?

•	What are some of the risks of the Securities?

•	Is this the right investment for you?

•	What are the tax consequences?

What Are the Securities and How Do They Work?

The Securities are medium-term notes that are uncollateralized debt securities and are linked to the performance of the Barclays PROSPER™ ETF Series 2 Portfolio, created for purposes of issuing these Securities and as described herein (the “Portfolio”). The Portfolio is a notional portfolio which changes its asset allocation depending on the performance of its constituent assets over the term of the Securities. Unlike ordinary debt securities, the Securities do not pay any interest during their term. The Securities are partially principal protected, as described in more detail in this section under “—Payment at Maturity.” The Securities will be issued in denominations of $1,000.

The Portfolio

The Portfolio is a dynamic composite portfolio that tracks the value of a notional investment in (a) index-linked cash deposits (the “cash assets”) and (b) a specified basket of exchange-traded funds and an exchange-traded note (the “performance basket”) and index-linked cash deposits representing a notional amount of cash, including some cash distributed as dividends or interest by the performance basket during the term of the Securities (the “performance asset cash component” and, together with the performance basket, the “performance assets”). On a monthly basis, the weight of each exchange-traded fund and the exchange-traded note in the performance basket is rebalanced back to its initial respective weight. The notional investments in the performance assets and the cash assets (together, the “constituent assets”) are described in more detail under “—The Portfolio Constituents.”

For purposes of calculation, the Portfolio is divided into “Portfolio Units”, with each such unit representing the value and performance of a single Security. On the inception date, the value of each Portfolio Unit (the “Unit NAV”) will be equal to the principal amount of each Security, or $1,000, with an allocation comprising a 80% notional investment, or $800, in the performance assets and a 20% notional investment, or $200, in cash assets. After the inception date, the Unit NAV will be calculated as of the close of business on each trading day using the methodology described in “The Portfolio” of this pricing supplement. The allocation between the notional investments in the cash assets and the performance assets will vary during the term of the Securities according to a dynamic allocation mechanism (the “PROSPER PLUS strategy”).

For more information on the PROSPER PLUS Strategy, see “The Portfolio—The PROSPER PLUS Strategy” in this pricing supplement.

A “valuation date” is any trading day on or after the inception date where the Unit NAV is calculated using the methodology described in the “The Portfolio” of this pricing supplement. The “initial valuation date” for the Securities will be the inception date. The “final valuation date” for the Securities will be March 27, 2017, subject to market disruption events and non-trading days.

A “trading day” is any business day on which trading is generally conducted on NYSE Arca and trading is generally conducted on the interbank market, in each case as determined by the Calculation Agent in its sole discretion.

The Portfolio Constituents

Cash asset constituents. The cash assets consist of notional cash deposits, which accrue interest at the cash rate and are rolled on a daily basis with compounded interest. The “cash rate” is set by reference to the Barclays Investable Cash USD Overnight Index (the “cash index”). The cash index is designed to reflect the performance of a U.S. dollar daily rolling money market deposit. The level of the cash index is calculated on each calendar day and published on Bloomberg page BXIIOUSD. The level of the cash index on a calendar day is calculated using the level of the cash index on the Index Business Day immediately preceding such calendar day and an interest rate (the “cash index interest rate”) equal to the greater of (a) zero and (b)(1) the U.S. federal funds effective rate on the Index Business Day immediately preceding such calendar day (as calculated by the Federal Reserve Bank of New York and published on Bloomberg page FEDL01, based on volume-weighted average of rates on trades arranged by major brokers) minus (2) 0.15%. If the U.S. federal funds effective rate is not available on such Index Business Day, the cash index interest rate will be calculated using the last available U.S. federal funds effective rate. Accordingly, the level of the cash index on a calendar day “t” (the “Cash Index Level t”) will be calculated on a formula basis as follows:

Cash Index Level t = Cash Index Level i × [1 + Cash Index Interest Rate i × Day Count Fraction]

Where:

“Cash Index Level i” means the level of the Cash Index on the Index Business Day “i” immediately preceding such calendar day “t”.

“Cash Index Interest Rate i” means the cash index interest rate on the Index Business Day “i” immediately preceding such calendar day “t” equal to the greater of (a) zero and (b)(1) the U.S. federal funds effective rate on the Index Business Day “i” immediately preceding such calendar day “t” (as calculated by the Federal Reserve Bank of New York and published on Bloomberg page FEDL01, based on volume-weighted average of rates on trades arranged by major brokers) minus (2) 0.15%. If the U.S. federal funds effective rate is not available on such Index Business Day “i”, the Cash Index Interest Rate i will be calculated using the last available U.S. federal funds effective rate.

“Day Count Fraction” means Actual/360.

“Index Business Day” with respect to the cash index means a New York business day.

For more information on the calculation of cash rate, see “The Portfolio—The Portfolio Constituent Assets—The Cash Assets.”

Performance asset constituents. The performance basket consists of notional investments in a basket of thirteen exchange-traded funds (“ETFs”) and one exchange-traded note (“ETN”) that replicates the composition and relative weights of the growth basket described herein (the “Growth Basket”) selected by the Institute for Wealth Management (“IWM”). The ETFs and ETN included in the performance basket track the performance of various underlying indices, as specified in the table below:

ETF or ETN	Tracks Performance of:
iShares® Russell 1000 Index Fund	U.S. “large-cap” companies, as measured by the Russell 1000 Index
iShares® Russell Midcap Index Fund	U.S. “mid-cap” companies, as measured by the Russell Midcap Index
iShares® Russell 2000 Index Fund	U.S. “small-cap” companies, as measured by the Russell 2000 Index
iShares® MSCI EAFE Index Fund	Securities in European, Australasian and Far Eastern markets, as measured by the MSCI EAFE Index
PowerShares DB Commodity Index Tracking Fund	Exchange-traded commodity futures, as measured by the Deutsche Bank Liquid Commodity Index-Optimum Yield Excess Return
Consumer Stapels Select Sector SPDR® ETF	Securities of consumer staples companies, as measured by the Consumer Staples Select Sector Index
Vanguard Dividend Appreciation ETF	Investment return of common stock of companies that have a record of increasing dividends over time, as measured by the Dividend Achievers Select Index
iPath® S&P 500 Dynamic VIX ETN	Forward implied volatility, as measured by the S&P 500 Dynamic VIX Index
iShares® iBoxx $ Investment Grade Corporate Bond Fund	U.S. dollar denominated corporate grade bond market, as measured by the iBoxx $ Investment Grade Corporate Bond Fund
SPDR® Dow Jones REIT ETF	Real estate securities, as measured by the Dow Jones U.S. Select REIT Index
iShares® MSCI Japan Index Fund	Publicly traded securities in the Japanese equity market, as measured by the MSCI Japan Index
iShares® MSCI Emerging Markets Index Fund	Securities in emerging markets, as measured by the MSCI Emerging Markets Index
Technology Select Sector SPDR® Fund	Securities of technology companies, as measured by the Information Technology Select Sector Index
iShares® Barclays TIPS Bond Fund	Inflation-protected U.S. Treasury securities, as measured by the iShares® Barclays TIPS Bond Fund

The performance assets further contain a “performance asset cash component” in the form of index-linked cash deposits, which accrue interest at the cash rate. The performance asset cash component represents a notional amount of cash that is initially $95 or 9.5% of the Performance Value on the inception date, and also includes the cash distributed as dividends or interest by the performance basket during the term of the Securities included within the performance basket.

For purposes of calculation, the performance assets are divided into “Performance Units.” On the inception date, the value of the performance assets in each Performance Unit (the “Performance Value”) will be equal to $1,000 and the number of Performance Units in each Portfolio Unit (the “Performance Number”) will be 0.8. On any valuation date ‘t’ after the inception date, the Performance Value and the Performance Number, as of the close of business on such valuation date, will be calculated as described under “The Portfolio.” For the weightings of the performance assets of the Portfolio, see “The Portfolio—the PROSPER PLUS strategy—Calculation of the Performance Value.”

Inception, Issuance and Maturity

The day on which the Securities are first sold (subject to non-trading days and market disruption events) is referred to herein as the “inception date.” The Securities are expected to be first issued on March 16, 2012, (or, if such day is not a business day, the following business day) which we refer to as the “issue date”, and are due on March 30, 2017 (subject to non-trading days, market disruption events and postponement of the final valuation date), which we refer to as the “maturity date.”

Payment at Maturity

If you hold your Securities to maturity, you will receive a payment for each Security that is equal to the greater of (1) the Unit NAV as of the final valuation date and (2) the minimum protection level as of the final valuation date.

Minimum Protection Level

The minimum protection level on any valuation date is equal to 85% of the highest Unit NAV calculated as of the close of business on all valuation dates up to and including the then current valuation date. Since the Unit NAV on the initial valuation date is $1,000, the minimum protection level on any subsequent valuation date, including that on the final valuation date, will not be lower than $850, or 85% of the principal amount of the Securities.

Investor Fee

The investor fee is equal to 1.75% of the Unit NAV per year and is deducted from the Unit NAV on each valuation date but may be less than such amount under certain circumstances, as described in the following paragraph. No investor fee will be deducted on the initial valuation date. On each subsequent valuation date, up to and including the final valuation date, the investor fee will be deducted, on a pro-rata basis, from the constituent assets within each

Portfolio Unit by the following percentage: (1) the investor fee rate on such valuation date times (2) the number of calendar days from (and including) the immediately preceding valuation date to (but excluding) the then current valuation date, divided by (3) 365. The Unit NAV calculated on each valuation date reflects the net asset value of the Portfolio Unit after the deduction of investor fee on such valuation date. Notwithstanding the deduction of any investor fees, you will not receive less than the minimum protection level at maturity.

The “investor fee rate” is 1.75% on any valuation date after the inception date if the Unit NAV on the immediately preceding valuation date is greater than the minimum protection level on such preceding valuation date. If the Unit NAV on the immediately preceding valuation date is less than or equal to the minimum protection level on such preceding valuation date, the investor fee rate will be the lesser of (1) 1.75% and (2) the cash index interest rate (as defined herein) of the then current valuation date.

Because the investor fee reduces the amount of your return at maturity, the constituent assets of the Portfolio will need to increase significantly in value in order for you to receive at least the principal amount of your investment at maturity. If the increase in the value of the Portfolio’s constituent assets is insufficient to offset the negative effect of the investor fee, or such value decreases, you will receive less than the principal amount of your investment at maturity.

What Are Some of the Risks of the Securities?

An investment in the Securities involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•

Risk to principal—If you hold the Securities to maturity, the Securities are protected up to a minimum protection level equal to 85% of the highest Unit NAV of the Portfolio calculated as of the close of business on all valuation dates prior to the final valuation date. If the Unit NAV of the Portfolio declines during the term of the Securities, your payment at maturity may be less than the principal amount invested.

•

Conflicts of Interest—Barclays Bank PLC will serve as the calculation agent for the Securities. The calculation agent is responsible for the calculation and maintenance of the Portfolio, and may also, in its sole discretion, make a number of determinations, including the existence of market disruption events, business days and the maturity date that may affect the market value of the Securities. As such, the calculation agent may have a conflict of interest in the exercise of its discretion.

•	No Interest Payments—You will not receive any periodic interest payments on the Securities.

•

A Trading Market for the Securities May Not Exist—The Securities will not be listed on any securities exchange when they are issued. Although we may, in our sole discretion, apply to list the Securities on a securities exchange subsequent to their issuance, we presently have no intention to do so. Trading in the Securities may or may not be available on an over-the-counter basis at any time. Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to do so. If they decide to engage in such transactions, they may stop at any time. If you sell your Securities to an affiliate of Barclays Bank PLC or in the secondary market, the price you will receive may be lower than the intrinsic value of the Securities as measured based on the value of the Portfolio at the time of sale.

Is This the Right Investment for You?

The Securities may be a suitable investment for you if:

•	You are willing to accept the risk of losing up to 15% of the principal amount invested;

•	You do not seek current income from this investment;

•	You seek an investment with a return linked to the performance of a specified portfolio of ETFs and an ETN with a dynamic asset allocation; and

•	You are willing to hold the Securities to maturity.

The Securities may not be a suitable investment for you if:

•	You are not willing to accept the risk of losing up to 15% of the principal amount invested;

•	You seek current income from your investment;

•	You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings; or

•	You are not willing to hold your Securities to maturity.

What Are the Tax Consequences?

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If the Securities are so treated and you are a U.S. individual or taxable entity, you generally will be required to accrue interest on a current basis in respect of the Securities over their term based on the comparable yield for the Securities and pay tax accordingly, even though you will not receive any payments from us until maturity of the Securities. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize upon the sale or maturity of the Securities will be taxed as ordinary income. However, if you purchase your Securities for an amount that differs from the adjusted issue price of the Securities, as described in “Supplemental Material U.S. Income Tax Considerations” below, the tax consequences to you may be different.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Securities, including possible alternative treatments for your Securities, see “Supplemental Material U.S. Income Tax Considerations” below.

HYPOTHETICAL EXAMPLES

To illustrate how the Securities would perform under different conditions, we randomly simulated various price paths of a hypothetical Performance Unit during a hypothetical five-year period to illustrate the resulting changes over this period in the value and composition of a hypothetical Portfolio Unit and in the minimum protection level. The hypothetical return of the Performance Unit represents the hypothetical performance of a direct investment in the ETFs and the ETN included in the performance basket. The examples that follow are based upon the following assumptions regarding the terms of the hypothetical securities:

•	The return of the Performance Unit is normally distributed and its volatility remains at a constant level of 20% during the hypothetical five-year period.

•	The cash rate remains at a constant rate of 2.75% per annum, a level approximately equal to the average cash rate since 1999.

•	The Target Gap Risk Factor is 18.75%, the Maximum Gap Risk Factor is 23.08% and the Minimum Gap Risk Factor is 15.79%.

•	The investor fee is calculated using the applicable investor fee rate.

•	The minimum protection level is 85% of the highest Unit NAV since inception.

•	On the inception date, the Unit NAV is $1,000, with an 80% allocation in the performance assets and a 20% allocation in the cash assets.

Investors are advised that the hypothetical examples are provided for illustrative purposes only. The hypothetical Performance Unit discussed in this section is not intended to reflect the past or future performance of the performance assets or the performance basket.

Example 1:

In this example, the Performance Unit generally appreciates over the five-year period.

Performance Unit Final Return	Annualized Yield on the Performance Unit	Portfolio Unit Final Return	Annualized Yield on the Portfolio Unit	Payment at Maturity	Total Return on the Securities	Annualized Yield on the Securities
227.3%	26.8%	79.8%	12.4%	$1,798	79.8%	12.4%

Example 2:

In this example, the Performance Unit generally depreciates over the five-year period.

Performance Unit Final Return	Annualized Yield on the Performance Unit	Portfolio Unit Final Return	Annualized Yield on the Portfolio Unit	Payment at Maturity	Total Return on the Securities	Annualized Yield on the Securities
-53.9%	-14.4%	-13.6%	-2.9%	$864	-13.6%	-2.9%

Example 3:

In this example, the Performance Unit depreciates in the last three years of the five-year period after a period of significant appreciation during the first two years.

Performance Unit Final Return	Annualized Yield on the Performance Unit	Portfolio Unit Final Return	Annualized Yield on the Portfolio Unit	Payment at Maturity	Total Return on the Securities	Annualized Yield on the Securities
-26.1%	-5.9%	7.6%	1.5%	$1,076	7.6%	1.5%

Example 4:

In this example, the Performance Unit appreciates in the last two years of the five-year period after a period of significant depreciation during the first three years.

Performance Unit Final Return	Annualized Yield on the Performance Unit	Portfolio Unit Final Return	Annualized Yield on the Portfolio Unit	Payment at Maturity	Total Return on the Securities	Annualized Yield on the Securities
24.9%	4.5%	-2.9%	-0.6%	$971	-2.9%	-0.6%

RISK FACTORS

The Securities are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities. The return on the Securities is linked to the performance of the Portfolio. Investing in the Securities is not equivalent to investing directly in the constituent assets of the Portfolio. See the section entitled “The Portfolio” in this pricing supplement for more information.

This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement, before investing in the Securities.

You should also consider the tax consequences of investing in the Securities, significant aspects of which are uncertain. See “Supplemental Material U.S. Income Tax Considerations” in this pricing supplement.

The Principal Amount of Your Securities is Not Fully Protected Under the PROSPER PLUS Strategy

The principal amount of your Securities is not fully protected under the PROSPER PLUS strategy and consequently you risk losing up to 15% of your initial investment. The return on the Securities is based on the greater of the Unit NAV of the Portfolio on the final valuation date or the minimum protection level at such time. The minimum protection level is 85% of the highest Unit NAV of the Portfolio calculated on all valuation dates up to and including the final valuation date. Thus, if there is decline in the Unit NAV during the term of the Securities, the payment you receive for a Security may be less than the principal amount invested.

Delays Between the Calculation of the Net Asset Value of the Portfolio and Adjustments to the Portfolio’s Relative Exposure to its Constituent Assets May Result in Unnecessary Adjustments

If the calculation agent, using the PROSPER PLUS strategy, determines that adjustments to the Portfolio’s relative exposure to its constituent assets are necessary, the adjustment will take place at the close of business, New York City time, on the relevant allocation adjustment date. As a result, the calculation agent may determine that an adjustment is necessary, even if the value of the cash assets and performance assets, at the time that adjustment actually takes place, are such that adjustment would not be necessary under the PROSPER PLUS strategy. Also, the calculation agent’s decision that adjustments to the Portfolio’s relative exposure to its constituent assets are necessary on a valuation date will depend on, among other things, the Opening Performance Value (as defined below) on such valuation date as compared to the Performance Value as of the immediately preceding valuation date. If the Opening Performance Value on such valuation date is less than the Performance Value as of the immediately preceding valuation date and such Opening Performance Value is such that adjustments are necessary under the PROSPER PLUS strategy, such adjustments will occur at the close of business, New York City time, on such valuation date (such valuation date being the allocation adjustment date), even if the Performance Value as of the immediately preceding valuation date would not trigger any adjustment to the Portfolio’s relative exposure to its constituent assets (or would not trigger adjustments to the Portfolio’s relative exposure to its constituent assets to the same extent as does the Opening Performance Value). If the Opening Performance Value on a valuation date is greater than the Performance Value as of the immediately preceding valuation date and such Performance Value is such that adjustments are necessary under the PROSPER PLUS strategy, such adjustments will occur at the close of business, New York City time, on the relevant allocation adjustment date (i.e., the day on which such Opening Performance Value is calculated), even if the Opening Performance Value on such valuation date would not trigger any adjustment to the Portfolio’s relative exposure to its constituent assets (or would not trigger adjustments to the Portfolio’s relative exposure to its constituent assets to the same extent as does the Performance Value). Therefore, the calculation agent may adjust the Portfolio’s relative exposure to its constituent assets to a greater or lesser extent than would be required if the adjustment took place at the same time as the Performance Value or the Opening Performance Value were calculated. The delays between the calculation of the net asset value of the Portfolio and adjustments to the Portfolio’s relative exposure to its constituent assets may result in unnecessary adjustments and may adversely affect the value of your Securities.

The Intra-month Daily Weightings of the ETFs and the ETN in the Performance Basket may Diverge Substantially from the Initial Percentage Weight for such ETF or ETN in the Performance Basket

As described in the section entitled “The PROSPER PLUS Strategy—Calculation of the Performance Value”, the relative weightings of each ETF and ETN in the Performance Basket is rebalanced on the first valuation date of each calendar month to the initial percentage weight for each ETF and ETN in the Performance Basket. As each ETF and ETN is linked to different underlying assets, the intra-month relative weightings of the ETFs and the ETN may diverge from their respective initial percentage weight, perhaps substantially, as a result of the relative performance of the ETFs and ETN.

Many Factors, Including Political, Economic and Market Factors, Will Impact the Differences Between The Closing Prices of the ETFs and the ETN on One Valuation Date and the Opening Prices of the ETFs and the ETN on the Following Valuation Date and Therefore Will Impact Any Adjustments to the Portfolio’s Relative Exposure to its Constituent Assets Pursuant to the PROSPER PLUS Strategy

Any adjustment pursuant to the PROSPER PLUS strategy to the Portfolio’s relative exposure to its constituent assets on a valuation date will depend on, among other things, the opening prices of the ETFs and the ETN in the Performance Basket on such valuation date and the closing prices of the ETFs and the ETN on the immediately preceding valuation date. Differences between the closing prices of the ETFs and the ETN in the Performance Basket on one valuation date and the opening prices of the ETFs and the ETN on the following valuation date may be affected by many factors, including, among other things, after-hours trading activity, developments in international markets, risks associated with emerging markets, non-U.S. securities markets and commodities markets. These factors may interrelate with each other in complex and unpredictable ways and we can make no assurances about the correlation between the closing prices of the ETFs and the ETN in the Performance Basket on one valuation date and the opening prices of the ETFs and the ETN on the immediately following valuation date at any time during the term of the Securities.

The PROSPER PLUS Strategy is a Dynamic Asset Allocation Strategy That Can Lead to an Underexposure of Your Securities to the Performance Assets

The calculation agent uses the PROSPER PLUS strategy to adjust the relative exposure of your Securities to the cash assets, on the one hand, and the performance assets, on the other hand. The Portfolio’s exposure to the performance assets will decrease when they perform negatively and may result in a 100% allocation to the cash assets.

If, at any time, the PROSPER PLUS strategy has resulted in a low or zero exposure of the Portfolio to the performance assets, and the performance assets subsequently appreciate significantly, the Portfolio may not be able to fully participate in this appreciation. If the PROSPER PLUS strategy results in a low exposure of the Portfolio to the performance assets, you may not receive as great a return on the Securities as you would have received by investing the same principal amount through a direct investment in the performance assets or a principal-protected security that is exposed to the performance assets through a traditional call option.

The Performance Assets Consist of ETFs and an ETN, which May Underperform Compared to Their Underlying Indices

The performance assets consist, in part, of ETFs and an ETN, each of which is designed to track the performance of an underlying index. However, unlike the underlying indices, the ETFs and the ETN will reflect transaction costs and fees that may reduce their relative performance. Moreover, it is also possible that any of the ETFs or the ETN may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its underlying index; for example, due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in that ETF, differences in trading hours between that ETF or ETN and its underlying index or other circumstances. Because the return on your Securities is partially linked to the price and yield performance of the ETFs and the ETN, and not to their underlying indices, the return on your Securities may be less than that of an alternative investment linked directly to the underlying indices.

Unlike Ordinary Debt Securities, You Will Not Receive a Regular Payment of Interest

Unlike ordinary debt securities, there is no interest payment payable in respect of the Securities. Thus, you will receive no current income in respect of the Securities during the term of the Securities.

Even if the Value of the Portfolio’s Constituent Assets Increases, You May Receive Less Than the Principal Amount Invested as a Result of Applicable Fees

Because the investor fee reduces the amount of your return at maturity, the constituent assets of the Portfolio will need to increase significantly in value in order for you to receive at least the principal amount of your investment at maturity. If the increase in the value of the Portfolio’s constituent assets is insufficient to offset the negative effect of the investor fee, or such value decreases, you will receive less than the principal amount of your investment at maturity.

The Market Value of the Securities May Be Influenced by Many Unpredictable Factors

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date. You may also sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. In general, we expect that changes in the value of the Portfolio will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

•	supply and demand for the Securities, including inventory positions with Barclays Capital Inc. or any market maker;

•	the time remaining to the maturity of the Securities;

•	the prevailing interest rate environment;

•	economic, financial, political, regulatory, geographical or judicial events that affect interest rates; and

•	the creditworthiness of Barclays Bank PLC.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Securities Prior to Maturity

The price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Securities from you in secondary market transactions will be reduced by the cost of hedging our obligations through one or more of our affiliates. As such, it is likely to be lower than the principal amount of your Securities, and any sale prior to the maturity date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

The Portfolio has Limited Historical Information

The Portfolio was created for the purpose of issuing these Securities. Because the Portfolio is of recent origin and limited historical performance data exists with respect to it, your investment in the Securities may involve a greater risk than investing in alternate securities linked to one or more indices with an established record of performance. A longer history of actual performance may have been helpful in providing more reliable information on which to assess the validity of the proprietary methodology of which the Portfolio makes use as the basis for an investment decision.

Historical Levels of Comparable Portfolios Should Not Be Taken as an Indication of the Future Performance of the Portfolio During the Term of the Securities

It is impossible to predict whether the Portfolio will rise or fall. The actual performance of the Portfolio over the term of the Securities, as well as the amount payable at maturity, may bear little relation to the historical level of comparable portfolios.

Changes in Our Credit Ratings May Affect the Market Value of Your Securities

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your Securities. However, because the return on your Securities is dependent upon certain factors in addition to our ability to pay our obligations on your Securities, an improvement in our credit ratings will not reduce the other investment risks related to your Securities.

There May Not Be an Active Trading Market in the Securities; Sales in the Secondary Market May Result in Significant Losses

The Securities will not be listed on any securities exchange when they are issued. Although we may, in our sole discretion, apply to list the Securities on a securities exchange subsequent to their issuance, we presently have no intention to do so. Trading in the Securities may or may not be available on an over-the-counter basis at any time. Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to do so. If they decide to engage in such transactions, they may stop at any time.

If a secondary market for the Securities does exist, you may sustain significant losses if you sell your Securities in that secondary market. The price you will receive will reflect changes in market conditions and other factors and may include commissions or dealer discounts, and as a result the price you will receive may be significantly lower than the Unit NAV at the time of sale.

There Are Potential Conflicts of Interest Between You and the Calculation Agent

Barclays Bank PLC will serve as the calculation agent and will be responsible for the calculation and maintenance of the Portfolio. As discussed in the section entitled “The Portfolio” in this pricing supplement, the calculation agent has the discretion in a number of circumstances to make judgments and take actions in connection with the calculation and maintenance of the Portfolio, and any such judgments or actions may adversely affect the value of the Securities. Moreover, Barclays Bank PLC also serves as calculation agent for the iPath® S&P Dynamic VIX ETN and any judgments or actions taken by Barclays Bank PLC in that capacity may also adversely affect the value of the securities.

Additionally, the calculation agent may also, in its sole discretion, make a number of determinations including the existence of market disruption events, business days and the maturity date, which may affect the market value of the Securities. For instance, if the value of the Portfolio is not available or cannot be calculated for any reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of the Portfolio or to postpone the final valuation date or the maturity date. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the Securities—Role of Calculation Agent” in this pricing supplement.

The calculation agent will exercise its judgment when performing its functions. Since determinations by the calculation agent may affect the amount payable at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such determination.

For a more detailed description of the calculation agent’s role, see “Specific Terms of the Securities—Role of Calculation Agent” in this pricing supplement.

If a Market Disruption Event Occurs on the Final Valuation Date, the Calculation Agent Can Postpone the Determination of the Value of the Portfolio or the Maturity Date

The determination of the value of the Portfolio on the final valuation date may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on such date. If such a postponement occurs, the value of the Portfolio shall be determined using the value of the Portfolio on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date for the Securities be postponed by more than five business days. As a result, the maturity date for the Securities could also be postponed, although not by more than five business days. If the final valuation date is postponed until the fifth business day following its scheduled date but a market disruption event occurs or is continuing on such day, that day will nevertheless be considered the final valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the Portfolio for such day. For more information on market disruption events, see “Market Disruption Events” in this pricing supplement.

The Actions of BlackRock Fund Advisors Could Adversely Affect the Value of Your Securities

The performance assets include certain ETFs issued by iShares, Inc. and the iShares Trust (together, “iShares”), each, a registered investment company. BlackRock Fund Advisors (“BFA”), in which Barclays Bank PLC has an ownership interest, serves as investment advisor to these ETFs.

As investment advisor, BFA provides an investment strategy for iShares® ETFs and manages the investment of the assets of iShares® ETFs. BFA has discretion in a number of circumstances to make judgments and take actions in connection with the implementation of its investment strategy, and any such judgments or actions may adversely affect the value of the iShares® ETFs, and consequently, the value of the performance assets and the Securities.

iShares is a registered mark of Blackrock Institutional Trust Company, N.A. (“BITCNA”). BITCNA has licensed certain trademarks and trade names of BITCNA to Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by BITCNA. BITCNA makes no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities. BITCNA has no obligation or liability in connection with the operation, marking, trading or sale of the Securities.

Trading and Other Transactions by Barclays Bank PLC or Its Affiliates in ETFs or the ETN in the Performance Basket or Instruments Linked to such ETFs or ETN May Impair the Market Value of the Securities

As described below under “Use of Proceeds and Hedging” in this pricing supplement, we or one or more of our affiliates may hedge our obligations under the Securities by purchasing or selling the ETFs or the ETN in the performance basket or derivatives linked to such ETFs or ETN. Although they are not expected to, any of these hedging activities may affect prevailing performance asset prices and the value of the Portfolio and, therefore, the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

We or one or more of our affiliates may also engage in trading in the ETFs or the ETN in the performance basket or in derivatives linked to such ETFs or ETN on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities may affect prevailing performance asset prices and the value of the Portfolio and, therefore, the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither Barclays Bank PLC nor any of its affiliates has any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

Our Business Activities May Create Conflicts of Interest

In addition to the role of the calculation agent, as described in this section under “—There are Potential Conflicts of Interest Between You and the Calculation Agent”, we and our affiliates expect to play a variety of roles in connection with the issuance of the Securities.

As noted above, we and our affiliates expect to engage in trading activities related to the performance assets, futures or options on the performance assets, or other derivative instruments with returns linked to either the performance assets or the Portfolio that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests that we and our affiliates will have in our and our affiliates’ proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management. These trading activities, if they influence the value of the Portfolio, could be adverse to the interests of the holders of the Securities.

Moreover, we and our affiliates have published and in the future may publish research reports with respect to the Portfolio, the PROSPER PLUS strategy and the performance assets. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. The research should not be viewed as a recommendation or endorsement of the Securities in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by us, Barclays Capital Inc. or our other affiliates may affect prevailing performance asset prices and the value of the Portfolio and, therefore, the market value of the Securities. With respect to any of the activities described above, neither Barclays Bank PLC nor any of its affiliates has any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

If the Value of the Portfolio Cannot Be Calculated, the Calculation Agent Will Estimate its Value

If the value of the Portfolio is not available or cannot be calculated for any reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of the Portfolio. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “—Role of Calculation Agent.”

The Return on the Securities Will Be Uncertain Until Maturity

The return on the Securities, if any, to be realized by a holder of Securities will be uncertain until the final valuation date. In addition, the return on the Securities will not be linked to a fixed or floating rate of interest. Instead, such return, if any, will depend upon the value of the Portfolio. There can be no assurance that the value of the Portfolio will increase during the term of the Securities. Depending on the performance of the Portfolio, you may receive, in respect of each Security, less than the principal amount of a Security at maturity or in the event of a secondary market transaction.

You Will Not Have Rights in the ETFs or ETN Contained in the Performance Basket

As an owner of the Securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the ETFs or ETN in the Performance Basket that investors in the ETFs or ETN may have.

We Are Not Providing Investment Advice or Other Advice in Connection with the Issuance of the Securities

None of Barclays Bank PLC, Barclays PLC, Barclays Capital or their respective affiliates is acting as investment advisor or other advisor to the holders of Securities. We have not recommended the ETFs or ETN included within the Portfolio, index-linked cash deposits, IWM, the Growth Basket that IWM has selected to be reflected in the Portfolio or any component of the Portfolio and have not evaluated whether any ETF or ETN included within the Portfolio, index-linked cash deposits, IWM, the Growth Basket selected by IWM to be reflected in the Portfolio or any component of the Portfolio is suitable or appropriate generally or for any potential investor in any respect.

We Are Not Obligated to Conduct Due Diligence

We are not obligated to conduct due diligence and analysis on any ETF or ETN included within the Portfolio, index-linked cash deposits, IWM, the Growth Basket selected by IWM to be reflected in the Portfolio or any component of the Portfolio. Nevertheless, we or our affiliates may conduct due diligence on any ETF or ETN included within the Portfolio, index-linked cash deposit, IWM, the Growth Basket selected by IWM to be reflected in the Portfolio or any component of the Portfolio from time to time, prior to and during the term of the Securities. We (or our affiliates) will conduct all such due diligence and analysis solely for our own benefit and in connection with our own risk management. Neither we nor our affiliates will conduct any due diligence or analysis for the benefit of, or on behalf of, the holders of the Securities. You cannot rely for any purpose on any of our information, analysis and opinions concerning any ETF or ETN included within the Portfolio, index-linked cash deposit, IWM, the Growth Basket selected by IWM to be reflected in the Portfolio or any component of the Portfolio.

There is No Guarantee Regarding the Performance of Any ETF, ETN or the Portfolio

There is no guarantee against loss of some or all of the value of any ETF, ETN or the Portfolio as a whole, except to the extent provided by the minimum protection level, as discussed herein. There can be no assurance that any ETF or ETN will achieve its investment objectives. Moreover, while IWM has selected a basket of ETFs and the ETN, described herein as the Growth Basket, that will generally apply growth strategies, it is possible that the ETFs, the ETN and their respective components will not grow in value and instead decline in value, which would have an adverse effect on the value of your Securities.

U.S. Taxpayers Will be Required to Pay Tax on the Securities Over Their Term and Any Gain Recognized Will be Ordinary Income

The Securities will be reported as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes.

Accordingly, if you are a U.S. individual or taxable entity, you will be required to accrue interest on a current basis in respect of the Securities over their term based on the comparable yield for the Securities and pay tax accordingly, even though you will not receive any payments from us prior to maturity. This comparable yield is determined solely to calculate the amounts you will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. Any gain you may recognize upon the sale or maturity of the Securities will be ordinary income. However, if you purchase your Securities for an amount that differs from the adjusted issue price of the Securities, as described in “Supplemental Material U.S. Income Tax Considerations” below, the tax consequences to you may be different. You should consult your tax advisor about your own tax situation.

For further discussion, see “Supplemental Material U.S. Income Tax Considerations” below.

THE PORTFOLIO

The Portfolio tracks the value of a notional investment in the cash assets and the performance assets. The level of investment in each of these assets changes in response to their performance during the term of the Securities. As such, the Portfolio seeks to benefit from potentially higher returns through an investment in the riskier performance assets, while maintaining the minimum protection level through a variable investment in the safer cash assets.

The PROSPER PLUS Strategy

The Portfolio uses a dynamic allocation process known as the PROSPER PLUS strategy to determine the appropriate level of exposure to the performance assets and cash assets on any trading day. At the center of the strategy is the calculation of the “gap risk factor”, which measures the extent to which the performance assets can decline in value before the Overnight Low NAV (as defined below) of the Portfolio declines to the minimum protection level. A high gap risk factor would indicate underexposure of the Portfolio to the performance assets, and thus a lower return on any appreciation of the performance assets. However, a low gap risk factor would indicate overexposure to the performance assets, which increases the risk that a decline in the value of the performance assets will cause the Overnight Low NAV of the Portfolio to fall below the minimum protection level. The PROSPER PLUS strategy aims to dynamically re-allocate the notional investment in the cash assets and performance assets such that the gap risk factor for the Portfolio remains close to a pre-determined target equal to 18.75%, referred to as the “portfolio target gap risk factor.”

The portfolio target gap risk factor is used to allocate the level of investment in the performance assets as described below.

The PROSPER PLUS strategy consists of four steps. First, the Unit NAV is calculated at the close of business on each valuation date. Second, the Overnight Low NAV is calculated on each valuation date after the inception date. Third, the Portfolio’s actual gap risk factor is calculated for the relevant valuation date. Fourth, the actual gap risk factor is compared to the portfolio target gap risk factor to determine if the relative notional investments in the cash assets and the performance assets need to be re-allocated in accordance with the PROSPER PLUS strategy. If re-allocation of the relative levels of investment is necessary, the allocation will be adjusted such that it takes effect at the close of business, New York City time, on the relevant valuation date as described below (each such date, an “allocation adjustment date”).

References to “share” and “closing share price” in this document shall be deemed references to “note” and “closing indicative value” with respect to the ETN included in the Performance Basket.

Step 1: Calculating the Unit NAV

For purposes of calculation, the Portfolio is divided into “Portfolio Units”, with each such unit determining the value and performance of a single Security. The value of each Portfolio Unit (the “Unit NAV”) on the inception date will be equal to the principal amount of each Security, or $1,000, with an allocation comprising a 80% notional investment, or $800, in the performance assets and a 20% notional investment, or $200, in the cash assets. Following the inception date, the Unit NAV on each valuation date will be equal to: (1) the product of (a) the Performance Value times (b) Performance Number on such valuation date plus (2) the Cash Asset Value on such valuation date.

where,

“UNAVt ” is the Unit NAV on valuation date ‘t’,

“PVt ” is the Performance Value of each Performance Unit on valuation date ‘t’,

“PNt ” is the Performance Number on valuation date ‘t’,

“CAVt ” is the Cash Asset Value in each Portfolio Unit on valuation date ‘t’,

each calculated as further described below.

Calculation of the Performance Value

For purposes of calculation, the performance assets are divided into “Performance Units.” On the inception date, the value of the performance assets in each Performance Unit (the “Performance Value”) is equal to $1,000, and the Performance Unit is comprised entirely of cash, ETF or ETN shares according to the table below.

Cash, ETF or ETN in the Performance Basket	Initial Percentage Weight	Closing Share Price on the Inception Date	Number of Shares on the Inception Date
iShares® Russell 1000 Index Fund	26.00%	$75.59	3.439608
iShares® Russell Midcap Index Fund	8.00%	$109.18	0.732735
iShares® Russell 2000 Index Fund	6.00%	$82.84	0.724288
iShares® MSCI EAFE Index Fund	5.00%	$54.28	0.921150
PowerShares DB Commodity Index Tracking Fund	6.00%	$28.74	2.087683
Consumer Staples Select Sector SPDR® ETF	5.00%	$33.04	1.513317
Vanguard Dividend Appreciation ETF	5.00%	$57.42	0.870777
iPath® S&P 500 Dynamic VIX ETN	7.50%	$56.93	1.317407
iShares® iBoxx $ Investment Grade Corporate Bond Fund	5.00%	$116.19	0.430330
SPDR® Dow Jones REIT ETF	4.00%	$69.25	0.577617
iShares® MSCI Japan Index Fund	4.00%	$9.94	4.024145
iShares® MSCI Emerging Markets Index Fund	3.00%	$43.88	0.683683
Technology Select Sector SPDR® Fund	3.00%	$28.50	1.052632
iShares® Barclays TIPS Bond Fund	3.00%	$118.61	0.252930
Cash	9.50%
TOTAL	100%

The initial percentage weights for each ETF and the ETN in the table above replicate the relative weights of the Growth Basket on the inception date. Furthermore, the respective number of shares (“Number of Shares”) of each ETF or ETN is established using the closing price of each ETF or ETN on the inception date. As an example, since the closing share price of the iShares® Russell 1000 Index Fund is $75.59, the Number of Shares for this ETF in each Performance Unit on the inception date is calculated as:

Following the inception date, on the first valuation date in each calendar month, the Number of Shares for each ETF or ETN will be adjusted using the ETFs’ or ETN’s closing price on such valuation date to allocate the then prevailing Performance Value to each ETF or ETN according to its initial percentage weight in the table above. Each such valuation date, as well as the inception date, is referred to as a “monthly rebalance date” of the Performance Unit. The Number of Shares for each ETF or ETN in the performance basket will remain fixed between any two consecutive monthly rebalance dates, unless the calculation agent determines, in a commercially reasonable manner, that the Number of Shares will be adjusted due to certain corporate actions (e.g., share splits) in respect of a particular ETF in order to maintain its relative share weight relative to the other ETFs and the ETN prior to the next monthly rebalance date.

On any valuation date ‘t’ after the inception date, the Performance Value, as of the close of business on such valuation date, will equal the sum of (a) the aggregate value of ETF and ETN shares in the performance basket plus (b) the value of the performance asset cash component.

The aggregate value of ETF and ETN shares on each valuation date ‘t’ will be equal to the sum of the product of (a) the closing price of each ETF or ETN in the performance basket times (b) the Number of Shares of each ETF or ETN in the performance basket:

where:

•	“ETF_valuet” is the aggregate value of the ETF or ETN shares in the performance basket on any valuation date ‘t’,

•	e = 1, 2, …, 14 denotes each of the 13 ETFs and the one ETN,

•	“Pe,t” is the closing price of each ETF or ETN ‘e’ in the performance basket on such valuation date ‘t’,

•	“NSe,t” is the Number of Shares of the relevant ETF or ETN ‘e’ in the performance basket, calculated as follows:

(1)	the Performance Value on the last monthly rebalance date before such valuation date ‘t’, times

(2)	the initial percentage weight of the relevant ETF or ETN ‘e’, divided by

(3)	the closing share price of the relevant ETF or ETN ‘e’ on the last monthly rebalance date before such valuation date ‘t’.

The value of the performance asset cash component in each Performance Unit on the inception date is $95, or 9.5% of the Performance Value on the inception date. Such value on any following valuation date ‘t’ is the sum of:

(1)	the value of the performance asset cash component on the immediately preceding valuation date ‘t-1’, plus accrued interest between the two valuation dates calculated according to the cash rate, and

(2)	the aggregate value of ordinary dividends on all ETFs in the Performance Unit, whose ex-dividend dates occurred during the period from (but excluding) the immediately preceding valuation date to (and including) the then current valuation date. Such dividend amount for each ETF is equal to (a) the ex-dividend amount during such period per share of such ETF, times (b) the Number of Shares of such ETF in each Performance Unit as of the close of business on the immediately preceding valuation date;

except that if the immediately preceding valuation date ‘t-1’ is a monthly rebalance date, “the value of the performance asset cash component on the immediately preceding valuation date ‘t-1’” in (1) above will be replaced by “9.5% of the Performance Value on the immediately preceding valuation date ‘t-1’” because of the monthly rebalance.

Since the relative performance of each ETF or ETN will vary after each monthly rebalance date, the value of the ETFs and ETN per Performance Unit will change accordingly. As a result, the percentage weights of the ETFs and the ETN in each Performance Unit will change from their initial percentage weights in the table above after each monthly rebalance date until the next monthly rebalance date. Additionally, the value of the performance asset cash component will increase as the ETFs distribute dividends, causing the percentage weight of such cash component to increase from an initial level of 0% to a positive percentage until the next monthly rebalance date. Since the Number of Shares of each ETF and ETN per Performance Unit is fixed between any two consecutive rebalance dates (except in the case of a corporate action as discussed above), no rebalancing will occur to restore the respective percentage weights of each performance asset to its initial percentage weight until the next monthly rebalance date.

Calculation of the Performance Number

On the inception date, the number of Performance Units in each Portfolio Unit (the “Performance Number”) is 0.8. After the inception date, the Performance Number will be calculated as of the close of business on each valuation date ‘t’ as follows to reflect the pro-rata deduction of the investor fee:

where:

•	“PNt-1” is the Performance Number on the immediately preceding valuation date ‘t-1’,

•	“Ft” is the investor fee rate on such valuation date ‘t’,

•	“N” is the number of calendar days from (and including) the immediately preceding valuation date to (but excluding) the then current valuation date,

provided however, that if the valuation date ‘t’ is an allocation adjustment date, the Performance Number will be calculated as described in “—Allocation Adjustment” below.

Calculation of the Cash Asset Value

The value of the cash assets in each Portfolio Unit (the “Cash Asset Value”) is represented by an amount in U.S. dollars, calculated as of the close of business on each valuation date. Since 20% of the Portfolio’s Unit NAV is allocated to cash assets on the inception date, the Cash Asset Value on the inception date is $200. After the inception date, the Cash Asset Value will be calculated as of the close of business on each valuation date as follows to reflect the pro-rata deduction of the investor fee and the accrual of interest at the cash rate:

where:

•	“CAVt-1” is the Cash Asset Value on the immediately preceding valuation date ‘t-1’,

•	“Ft” is the investor fee rate on such valuation date ‘t’,

•	“N” is number of calendar days from (and including) the immediately preceding valuation date to (but excluding) the then current valuation date,

•

“BXIIOUSDt” and “BXIIOUSDt-1” are the values of the published levels of the cash index on the then current valuation date and the immediately preceding valuation date, respectively. If a level of the cash index is not published on either of these valuation dates, the last published index level will be used instead, provided however, that if the valuation date ‘t’ is an allocation adjustment date, the Cash Asset Value will be calculated as described in “—Allocation Adjustment” below.

Calculation of the Unit NAV

Based on the above, after the inception date, the Unit NAV on any valuation date ‘t’ (“UNAVt”) will be calculated as follows:

In the event that the valuation date is an allocation adjustment date, the calculation agent will first calculate the Unit NAV in the same manner as on any other valuation date. The calculation agent will next determine the adjusted allocation between the performance assets and the cash assets, and such adjusted allocation will be used to calculate the Unit NAV on the valuation date immediately following each allocation adjustment date.

Step 2: Calculating the Overnight Low NAV

On any valuation date ‘t’ after the inception date, the “Overnight Low Performance Value” is calculated after the opening of trading on such valuation date as the lesser of

(a)	the Performance Value as of the immediately preceding valuation date ‘t-1’ and

(b)	the “Opening Performance Value” as of such valuation date ‘t’, calculated as follows:

Where:

“OPe,t ” is the opening price of each ETF or ETN ‘e’ in the performance basket on such valuation date ‘t’,

“NSe” is as defined above;

“PACVt-1” is the value of the performance asset cash component as of the immediately preceding valuation date (t-1)

Subsequently, the “Overnight Low NAV” of such valuation date ‘t’ is calculated as:

where:

“OLNAVt ” is the Overnight Low NAV on valuation date ‘t’,

“OLPVt ” is the Overnight Low Performance Value of each Performance Unit on valuation date ‘t’,

“PNt-1 ” is the Performance Number on the immediately preceding valuation date ‘t-1’,

“CAVt-1 ” is the Cash Asset Value of each Portfolio Unit on the immediately preceding valuation date ‘t-1’,

Step 3: Calculating the gap risk factor

The Overnight Low NAV of the Portfolio is then used to calculate the “gap risk factor” on that valuation date. On any valuation date ‘t’, the gap risk factor is expressed as a percentage and is calculated as follows:

where:

•	the “portfolio cushiont” is the portfolio cushion as of the then current valuation date ‘t’,

•	“OLPVt” is the Overnight Low Performance Value of each Performance Unit on valuation date ‘t’,

•	“PNt-1” is the Performance Number calculated as of the close of business on the immediately preceding valuation date ‘t-1’,

provided however, that if PNt-1 is zero on the then current valuation date, the gap risk factor will be deemed to be 0.1%.

On any valuation date, the “portfolio cushion” is the difference between the Overnight Low NAV of the Portfolio on such valuation date and the minimum protection level on the immediately preceding valuation date.

The “minimum protection level” on any valuation date is equal to 85% of the highest Unit NAV calculated as of the close of business on all valuation dates up to and including the then current valuation date.

Step 4: Comparison to portfolio target gap risk factor

The gap risk factor calculated on each valuation date is then compared to the maximum and minimum gap risk factors for each Portfolio Unit, which are calculated as follows:

where:

•	TGRF refers to the portfolio target gap risk factor, which is 18.75%, or 0.1875.

If the gap risk factor calculated on any valuation date ‘t’ is greater than the maximum gap risk factor, or less than the minimum gap risk factor, then such valuation date will be an allocation adjustment date. Allocation adjustment will take place such that it will result in a gap risk factor close to the portfolio target gap risk factor. The allocation adjustment will take effect at the close of business, New York City time.

Allocation Adjustment

If the calculation agent determines that the then current valuation date ‘t’ will be an allocation adjustment date, the calculation agent will calculate a “Target Performance Number” (“PNTarget”) using the formula below:

where:

•	“portfolio cushiont” and “OLPVt” are the portfolio cushion and the Overnigh Low Performance Value, respectively, both calculated on the then current valuation date.

•	TGRF is the portfolio target gap risk factor, or 18.75%.

Notwithstanding the calculation above, if portfolio cushiont is less than 2% of OLNAVt (the “allocation threshold”), then the Target Performance Number for the following allocation adjustment date will be set equal to zero.

On such valuation date ‘t’, which shall be an allocation adjustment date, the calculation agent will first calculate the Unit NAV in the same manner as any valuation date:

After determining the Unit NAV for the allocation adjustment date, the calculation agent will use the Target Performance Number to determine how the allocation between cash assets and performance assets will be adjusted.

First, Barclays will calculate the adjusted Performance Number for such allocation adjustment date. The adjusted Performance

Number will be equal to the Target Performance Number as determined by the calculation agent on the such valuation date, provided, however, that if the closing share price of the ETFs or the ETN has changed since the calculation of the Target Performance Number such that the Unit NAV on such allocation adjustment date divided by the Performance Value on such allocation adjustment date is less than the Target Performance Number, then such value will be used as the adjusted performance number.

Mathematically, this is illustrated as follows:

The Cash Asset Value as of the close of business, New York City time, on such allocation adjustment date will be:

(1)	the Unit NAV on such adjustment allocation date, minus

(2)	the Performance Value on such allocation adjustment date times adjusted Performance Number.

Mathematically, this is illustrated as follows:

The notional investment in each of the components of the performance assets will then be reduced or increased, as appropriate, on a pro-rata basis, to reflect such adjustment of Performance Number on such allocation adjustment date. Similarly, the notional investment in the cash assets will be increased or reduced, as appropriate, to match the adjusted Cash Asset Value. All adjustments will occur at close of business, New York City time, on such allocation adjustment date.

Hypothetical Examples:

The following are hypothetical examples of how re-allocation occurs under the PROSPER PLUS strategy in different scenarios. On the inception date, (1) the Unit NAV is $1,000; (2) the Performance Number is 0.8 and the Performance Value is $1,000; (3) the Cash Asset Value is $200; (4) the performance asset allocation is 80% and the cash asset allocation is 20%; (5) the portfolio cushion is $150 based on a minimum protection level of $850; and (6) the cash index level is 139.6311.

Scenario 1:

Assuming that on the second valuation date ‘2’, which is three calendar days after the inception date ‘1’, (1) the Opening Performance Value is $925, (2) the Performance Value decreases from $1,000 to $960, and (3) the cash index level is 136.6313, the calculation agent will calculate the Unit NAV as follows:

The investor fee rate on valuation date ‘2’, referred to as “F2” in the formula above, is 1.75% because the Unit NAV on the immediately preceding valuation date is greater than the minimum protection level on such immediately preceding valuation date.

Since the Opening Performance Value on valuation date ‘2’ is $925, less than $1,000, the Performance Value on inception date ‘1’, the Overnight Low Performance Value on valuation date ‘2’ is $925.

Therefore the Overnight Low NAV on valuation date ‘2’ is calculated as:

The calculation agent will then calculate the portfolio cushion, which is the difference between the Overnight Low NAV and the minimum protection level. Since the highest Unit NAV in this scenario is $1,000, the minimum protection level is 85% of $1,000, or $850.

Next, the calculation agent will calculate the gap risk factor as follows:

As the gap risk factor is less than 15.79%, the minimum gap risk factor determined on the inception date and the portfolio cushion is greater than 2% of the Overnight Low NAV, exposure of the constituent assets will be re-allocated on the current valuation date. Since the portfolio target gap risk factor is 18.75%, the calculation agent will then calculate the Target Performance Number for the following valuation date as:

The adjusted Performance Number is calculated as follows:

The adjusted Cash Asset Value is calculated as follows:

Based on the above, following the allocation adjustment, the notional investment in the cash assets will be increased to $468.6989, and the notional investment in the performance assets will be adjusted by decreasing, on a pro-rata basis, the notional investment of all of the components of the performance assets to reflect the change in the Performance Number from 0.8 on the inception date ‘1’ to the adjusted Performance Number of 0.518919 on the valuation date ‘2’.

Scenario 2:

Next, assuming that on the third valuation date, which is one calendar day after the previous valuation date and referred to below as the valuation date ‘3’, (1) the Opening Performance Value is $970, (2) the Performance Value increases from $960 to $965 and (3) the cash index level is 139.6314, the calculation agent will calculate the Unit NAV as follows:

The investor fee rate on valuation date ‘3’, referred to as “F3” in the formula above, is 1.75% because the Unit NAV on the immediately preceding valuation date is greater than the minimum protection level on such immediately preceding valuation date.

Since the Opening Performance Value on valuation date ‘3’ is $970, greater than $960, the Performance Value on valuation date ‘2’, the Overnight Low Performance Value on valuation date ‘3’ is $960.

Therefore the Overnight Low NAV on valuation date ‘3’ is calculated as:

The calculation agent will then calculate the portfolio cushion, which is the difference between the Overnight Low NAV and the minimum protection level. Since the highest Unit NAV in this scenario is $1,000, the minimum protection level is 85% of $1,000, or $850.

Next, the calculation agent will calculate the gap risk factor as follows:

As the gap risk factor is greater than 23.08%, the maximum risk gap factor determined on the inception date and the portfolio cushion is greater than 2% of the Overnight Low NAV, exposure of the constituent assets will be re-allocated on the current valuation date. Since the portfolio target gap risk factor is 18.75%, the calculation agent will then calculate the Target Performance Number for the following valuation date as:

The adjusted Performance Number is calculated as follows:

The adjusted Cash Asset Value is calculated as follows:

Based on the above, following the allocation adjustment, the notional investment in the cash assets will be decreased to $338.5433, and the notional investment in the performance assets will be adjusted by increasing, on a pro-rata basis, the notional investment of all of the components of the performance assets to reflect the change in the Performance Number from 0.518919 on valuation date ‘2’ to the adjusted Performance Number of 0.654784 on valuation date ‘3’.

Scenario 3:

Next, consider an alternative scenario for the third valuation date, or valuation date ‘3’, where the Opening Performance Value is $920 instead of $970, but the Performance Value and cash index level are the same as those in Scenario 2. In this case, the Unit NAV will be calculated as:

which is identical to the Unit NAV in Scenario 2.

Since the Opening Performance Value on valuation date ‘3’ is $920, less than $960, the Performance Value on valuation date ‘2’, the Overnight Low Performance Value on valuation date ‘3’ is $920.

Therefore the Overnight Low NAV on valuation date ‘3’ is calculated as:

The calculation agent will then calculate the portfolio cushion, which is the difference between the Overnight Low NAV and the minimum protection level. Since the highest Unit NAV in this scenario is $1,000, the minimum protection level is 85% of $1,000, or $850.

Next, the calculation agent will calculate the gap risk factor as follows:

As the gap risk factor is neither greater than 23.08%, the maximum gap risk factor determined on the inception date, nor less than 15.79%, the minimum gap risk factor determined on the inception date, exposure of the constituent assets will not be re-allocated on the current valuation date.

Therefore the Performance Number for valuation date ‘3’ is:

The Cash Asset Value for valuation date ‘3’ is:

The Portfolio Constituent Assets

The Portfolio consists of notional investments in the cash assets and the performance basket, details of which are described below.

The Cash Assets

The cash assets consist of notional cash deposits that accrue interest at the cash rate, which is the relevant rate implied by the Barclays Investable Cash USD Overnight Index (the “cash index”). The cash assets are rolled on a daily basis with compounded interest.

The Cash Index

The level of the cash index is calculated on each calendar day and published on Bloomberg page BXIIOUSD. The level of the cash index on a calendar day is calculated using the level of the cash index on the Index Business Day immediately preceding such calendar day and an interest rate (the “cash index interest rate”) equal to the greater of (a) zero and (b)(1) the U.S. federal funds effective rate on the Index Business Day immediately preceding such calendar day (as calculated by the Federal Reserve Bank of New York and published on Bloomberg page FEDL01, based on volume-weighted average of rates on trades arranged by major brokers) minus (2) 0.15%. If the U.S. federal funds effective rate is not available on such Index Business Day, the cash index interest rate will be calculated using the last available U.S. federal funds effective rate. Accordingly, the level of the cash index on a calendar day “t” (the “Cash Index Level t”) will be calculated on a formula basis as follows:

Cash Index Level t = Cash Index Level i × [1 + Cash Index Interest Rate i × Day Count Fraction]

Where:

“Cash Index Level i” means the level of the Cash Index on the Index Business Day “i” immediately preceding such calendar day “t”.

“Cash Index Interest Rate i” means the cash index interest rate on the Index Business Day “i” immediately preceding such calendar day “t” equal to the greater of (a) zero and (b)(1) the U.S. federal funds effective rate on the Index Business Day “i” immediately preceding such calendar day “t” (as calculated by the Federal Reserve Bank of New York and published on Bloomberg page FEDL01, based on volume-weighted average of rates on trades arranged by major brokers) minus (2) 0.15%. If the U.S. federal funds effective rate is not available on such Index Business Day “i”, the Cash Index Interest Rate i will be calculated using the last available U.S. federal funds effective rate.

“Day Count Fraction” means Actual/360.

“Index Business Day” with respect to the cash index means a New York business day.

The value of the cash index is deemed to have been 100 on December 31, 1998.

The following table illustrates how the cash index has performed since December 31, 1998:

Date	Cash Index Level
December 31, 1998	100.0000
December 31, 1999	105.0107
December 29, 2000	111.6774
December 31, 2001	116.0260
December 31, 2002	117.8252
December 31, 2003	118.9982
December 31, 2004	120.4558
December 30, 2005	124.2395
December 29, 2006	130.4289
December 31, 2007	137.0725
December 31, 2008	139.5817
December 31, 2009	139.6099
December 31, 2010	139.6551
December 30, 2011	139.6584
February 16, 2012	139.6584

For purposes of calculation and publication, the level of the cash index is rounded to four decimal places.

The Performance Assets

The performance assets contain (a) a performance basket, which consists of a basket of specified ETFs and an ETN; and (b) a performance asset cash component, which consists of index-linked cash deposits representing the notional amount of cash distributed as dividends by the ETFs during the term of the Securities. For more information on the components of the performance assets, please see “—Performance Basket” and “—Performance Asset Cash Component” below.

Performance Basket

The performance basket consists of a notional portfolio of investments comprising 13 ETFs and one ETN that replicates the composition and relative weights of the Growth Basket selected by IWM and described herein. Each of the components of the performance basket is described in more detail below.

Component 1: iShares® Russell 1000 Index Fund

The iShares® Russell 1000 Index Fund (“Component 1”) tracks the price and yield performance, before fees and expenses, of publicly traded equity securities in large-capitalization companies, as measured by the Russell 1000 Index (the “Russell 1000 Index”). Component 1 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol “IWB.”

The Russell 1000 Index consists of the approximately 1,000 largest issuers in the Russell 3000 Index, which, as of May 31, 2011, together comprised an estimated 91% of the total market capitalization of the Russell 3000 Index.

Component 1 is an actual investment portfolio whereas the Russell 1000 Index is a theoretical financial calculation. The relative performances of Component 1 and the Russell 1000 Index will vary somewhat due to transaction costs, asset valuations, corporate actions (such as mergers) or legal restrictions that may apply to an ETF such as Component 1 but not to a theoretical index. Component 1 seeks to replicate the performance of the Russell 1000 Index by investing in a representative sample of securities with aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Russell 1000 Index. The difference over time between the performance of Component 1’s portfolio and that of the Russell 1000 Index is not expected to exceed 5%.

Investment & Management Details

Component 1 generally invests at least 90% of its assets in the securities that comprise the Russell 1000 Index or depositary receipts representing such securities. The remainder of assets is invested in comparable securities, cash, structured investments or other financial products including shares of money market funds advised by BFA. Component 1 concentrates 25% or more of its total assets in a particular industry or industries to approximately the same extent that the Russell 1000 Index is concentrated.

BFA manages Component 1 and receives for its investment advisory services a fee at the annual rate of 0.15% of Component 1’s average daily net assets. The Russell 1000 Index is sponsored by Russell Investment Group (“Russell”), an entity independent of Component 1, Barclays Bank PLC and IWM.

Component 1: iShares® Russell 1000 Index Fund

Top (Daily) Holdings as of February 1, 2012

Company	Percentage of Total Holdings
Apple Inc.	3.09%
Exxon Mobil Corp.	3.03%
International Business Machines Corp.	1.71%
Microsoft Corp.	1.63%
Chevron Corp.	1.51%
General Electric Co.	1.46%
Johnson & Johnson	1.32%
Procter & Gamble Co.	1.29%
AT&T Inc.	1.28%
Pfizer Inc.	1.23%

Component 1: iShares® Russell 1000 Index Fund

Top Sectors as of February 1, 2012

Sector	Percentage of Total Holdings
Technology	16.92%
Financial Services	16.03%
Consumer Discretionary	13.26%
Producer Durables	11.62%
Health Care	11.36%
Energy	11.22%
Consumer Staples	8.62%
Utilities	6.19%
Materials & Processing	4.66%
S-T Securities	0.15%

Investor Information

We have derived all information regarding Component 1 contained in this pricing supplement from the iShares prospectus for Component 1, dated August 1, 2011 (the “Component 1 Prospectus”), and from publicly available information on iShares’ website: www.ishares.com. Such information is subject to change, and we make no representation as to its accuracy. Information obtained from the Component 1 Prospectus and iShares’ website is not, and should not be considered, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Component 1 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Component 1 provided to or filed with the SEC by iShares pursuant to the Securities Act of 1933, as amended (“Securities Act”) and the Investment Company Act of 1940, as amended (“Investment Company Act”) can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively.

Component 2: iShares® Russell Midcap Index Fund

The iShares® Russell Midcap Index Fund (“Component 2”) tracks the price and yield performance, before fees and expenses, mid-capitalization sector of the U.S. equity market, as represented by the Russell Midcap Index (the “Russell Midcap Index”). Component 2 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol “IWR.”

The Russell Midcap Index is a capitalization-weighted index consisting of the 800 smallest companies in the Russell 1000 Index (which is described above in the description of Component 1). Component companies are adjusted for available float and must meet objective criteria for inclusion to the Index. Reconstruction is annual.

Component 2 is an actual investment portfolio whereas the Russell Midcap Index is a theoretical financial calculation. The relative performances of Component 2 and the Russell Midcap Index will vary somewhat due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances or legal restrictions that may apply to an ETF such as Component 2 but not to a theoretical index. Component 2 seeks to replicate the performance of the Russell Midcap Index by investing in a representative sample of securities with aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Russell Midcap Index. The difference over time between the performance of Component 2’s portfolio and that of the Russell Midcap Index is not expected to exceed 5%.

Investment & Management Details

Component 2 generally invests at least 90% of its assets in the securities that comprise the Russell Midcap Index or depositary receipts representing such securities. The remainder of assets is invested in comparable securities, cash, futures contracts, options on futures contracts, options and swaps structured investments or other financial products including shares of money market funds advised by BFA. Component 2 concentrates 25% or more of its total assets in a particular industry or industries to approximately the same extent that the Russell Midcap Index is concentrated.

BFA manages Component 2 and receives for its investment advisory services a fee at the annual rate of 0.20% of Component 2’s average daily net assets. The Russell Midcap Index is sponsored by Russell Investment Group (“Russell”), an entity independent of Component 2, Barclays Bank PLC and IWM.

Component 2: iShares® Russell Midcap Index Fund

Top (Daily) Holdings as of February 1, 2012

Company	Percentage of Total Holdings
El Paso Corp.	0.51%
Spectra Energy Corp.	0.51%
Intuitive Surgical Inc.	0.45%
Ecolab Inc.	0.45%
Noble Energy Inc.	0.45%
Equity Residential	0.44%
Marsh & McLennan Cos.	0.44%
Intuit Inc.	0.43%
Consolidated Edison Inc.	0.43%
HCP Inc.	0.42%

Component 2: iShares® Russell Midcap Index Fund

Top Sectors as of February 1, 2012

Sector	Percentage of Total Holdings
Financial Services	20.72%
Consumer Discretionary	16.57%
Producer Durables	13.27%
Technology	11.32%
Health Care	8.93%
Utilities	7.84%
Energy	7.67%
Materials & Processing	7.65%
Consumer Staples	5.96%
S-T Securities	0.13%

Investor Information

We have derived all information regarding Component 2 contained in this pricing supplement from the iShares prospectus for Component 2, dated August 1, 2011 (the “Component 2 Prospectus”), and from publicly available information on iShares’ website: www.ishares.com. Such information is subject to change, and we make no representation as to its accuracy. Information obtained from the Component 2 Prospectus and iShares’ website is not, and should not be considered, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Component 2 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Component 2 provided to or filed with the SEC by iShares pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively.

Component 3: iShares® Russell 2000 Index Fund

The iShares® Russell 2000 Index Fund (“Component 3”) tracks the price and yield performance, before fees and expenses, of the small capitalization sector of the U.S. equity market, as measured by the Russell 2000 Index (the “Russell 2000 Index”). Component 3 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol “IWM.”

The Russell 2000 Index includes issuers representing approximately 9% of the total market capitalization of all publicly-traded U.S. equity securities and is a float-adjusted capitalization-weighted index of equity securities issued by the approximately 2,000 smallest issuers in the Russell 3000® Index. As of May 31, 2011, the Russell 2000 Index represented approximately $1.6 trillion of the total market capitalization of the Russell 3000 Index.

Component 3 is an actual investment portfolio whereas the Russell 2000 Index is a theoretical financial calculation. The relative performances of Component 3 and the Russell 2000 Index will vary somewhat due to transaction costs, asset valuations, corporate actions (such as mergers) or legal restrictions that may apply to an ETF such as Component 3 but not to a theoretical index. Component 3 seeks to replicate the performance of the Russell 2000 Index by investing in a representative sample of securities with aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Russell 2000 Index. The difference over time between the performance of Component 3’s portfolio and that of the Russell 2000 Index is not expected to exceed 5%.

Investment & Management Details

Component 3 generally invests at least 90% of its assets in the securities that comprise the Russell 2000 Index or depositary receipts representing such securities. The remainder of assets is invested in comparable securities, cash, structured investments or other financial products including shares of money market funds advised by BFA. Component 3 concentrates 25% or more of its total assets in a particular industry or industries to approximately the same extent that the Russell 2000 Index is concentrated.

BFA manages Component 3 and receives for its investment advisory services a fee at the annual rate of 0.20% of Component 3’s average daily net assets. The Russell 2000 Index is sponsored by Russell, an entity independent of Component 3, Barclays Bank PLC and IWM.

Component 3: iShares Russell 2000 Index Fund

Top (Daily) Holdings as of February 1, 2012

Company	Percentage of Total Holdings
Blackrock FDS III	0.35%
NetLogic Microsystems Inc.	0.28%
World Fuel Services Corp.	0.27%
Successfactors Inc.	0.26%
Parametric Technology Corp.	0.25%
Clean Harbors Inc.	0.25%
Jack Henry & Associates Inc.	0.25%
Biomed Realty Trust Inc.	0.25%
American Campus Communities	0.24%
Home Properties Inc.	0.24%

Component 3: iShares Russell 2000 Index Fund

Top Sectors as of February 1, 2012

Sector	Percentage of Total Holdings
Financial Services	22.94%
Technology	14.91%
Consumer Discretionary	14.38%
Producer Durables	14.35%
Health Care	12.66%
Materials & Processing	7.18%
Energy	6.31%
Utilities	4.15%
Consumer Staples	3.01%
S-T Securities	0.35%

Investor Information

We have derived all information regarding Component 3 contained in this pricing supplement from the iShares prospectus for Component 3, dated August 1, 2011 and revised as of December 1, 2009 (the “Component 3 Prospectus”), and from publicly available information on iShares’ website. Such information is subject to change and we make no representation as to its accuracy. Information obtained from the Component 3 Prospectus and iShares’ website is not, and should not be considered, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Component 3 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Component 3 provided to or filed with the SEC by iShares pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively.

Component 4: iShares® MSCI EAFE Index Fund

The iShares® MSCI EAFE Index Fund (“Component 4”) tracks the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian and Far Eastern markets, as measured by the MSCI EAFE® Index (the “EAFE Index”). Component 4 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol “EFA.”

The EAFE Index includes stocks from Europe, Australasia and the Far East and, as of December 31, 2011, consisted of the following 22 developed market country indexes: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

Component 4 is an actual investment portfolio whereas the EAFE Index is a theoretical financial calculation. The relative performances of Component 4 and the EAFE Index will vary somewhat due to transaction costs, asset valuations, foreign currency valuations or legal restrictions that may apply to an ETF such as Component 4 but not to a theoretical index. Component 4 seeks to replicate the performance of the EAFE Index by investing in a representative sample of securities with aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the EAFE Index. The difference over time between the performance of Component 4’s portfolio and that of the EAFE Index is not expected to exceed 5%.

Investment & Management Details

Component 4 generally invests at least 90% of its assets in the securities that comprise the EAFE Index or depositary receipts representing such securities. The remainder of assets is invested in comparable securities, cash, structured investments or other financial products including shares of money market funds advised by BFA. Component 4 concentrates 25% or more of its total assets in a particular industry or industries to approximately the same extent that the EAFE Index is concentrated.

BFA manages Component 4 and receives for its investment advisory services a fee based on an a percentage of Component 4’s average daily net assets, at an annual rate of 0.34% (calculated as of July 31, 2011). The EAFE Index is sponsored by MSCI Inc. (“MSCI”), an entity independent of Component 4, Barclays Bank PLC and IWM.

Component 4: iShares® MSCI EAFE Index Fund

Top Holdings (Monthly) as of February 1, 2012

Company	Percentage of Total Holdings
Nestle SA-Reg	1.89%
HSBC Holdings PLC	1.50%
BP PLC	1.42%
Vodafone Group PLC	1.35%
Royal Dutch Shell PLC-A SHS	1.29%
Novartis AG-Reg	1.28%
BHP Billiton Ltd.	1.24%
Roche Holding AG-Genusschein	1.16%
Glaxosmithkline PLC	1.12%
Total SA	1.11%

Component 4: iShares MSCI EAFE Index Fund

Top Sectors as of February 1, 2012

Sector	Percentage of Total Holdings
Financials	22.56%
Industrials	12.73%
Consumer Staples	10.83%
Materials	10.61%
Consumer Discretionary	10.31%
Health Care	9.42%
Energy	8.84%
Telecommunication Services	5.55%
Information Technology	4.53%
Utilities	4.28%
Other/Undefined	0.32%

Investor Information

We have derived all information regarding Component 4 contained in this pricing supplement from the iShares prospectus for Component 4, dated December 1, 2011 (the “Component 4 Prospectus”), and from publicly available information on iShares’ website. Such information is subject to change and we make no representation as to its accuracy. Information obtained from the Component 4 Prospectus and iShares’ website is not, and should not be considered, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Component 4 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Component 4 provided to or filed with the SEC by iShares pursuant to the Securities Act or the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively.

Component 5: PowerShares DB Commodity Index Tracking Fund

The PowerShares DB Commodity Index Tracking Fund (“Component 5”) tracks the price and yield performance of exchange-traded commodity futures, as measured by the DBIQ Optimum Yield Diversified Commodity Index Excess ReturnTM (the “Commodity Index”). Component 5 is an ETF that trades on NYSE Arca under the ticker symbol “DBC.”

The Commodity Index is intended to reflect the change in market value of certain commodities. The commodities comprising the Commodity Index are Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans and Sugar (each an “Index Commodity”). A notional amount of each of the Index Commodities is represented in the Commodity Index, calculated in broad proportion to the commodities’ respective historic levels of global production and supply. With respect to each Index Commodity, Component 5 employs a rules-based mechanism wherein it “rolls” from one futures contract contained in the Commodity Index to another. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), each index commodity rolls to the futures contract which generates the best possible “implied roll yield”. The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in the Commodity Index.

Investment & Management Details

Component 5 is an actual investment portfolio whereas the Commodity Index is a theoretical financial calculation. The relative performances of Component 5 and the Commodity Index will vary somewhat due to disruptions in the markets for the relevant index commodities, the imposition of speculative position limits or due to other extraordinary circumstances. Component 5 seeks to replicate the performance of the Commodity Index by investing in a portfolio of futures contracts on the Index Commodities. Component 5 earns interest income from U.S. Treasury securities and other short-term fixed income securities.

Component 5 is managed by DB Commodity Services LLC and the Commodity Index is sponsored by Deutsche Bank AG London. Each of these entities are independent of Component 5, Barclays Bank PLC and IWM. For its investment advisory services DB Commodity Services LLC receives a monthly management fee, at a rate of 0.85% per annum of the daily net asset value of Component 5, in exchange for providing Component 5 with commodity futures trading advisory services.

Component 5: PowerShares DB Commodity Index Tracking Fund

Index Weights as of February 1, 2012

Commodity	Contract Expiry Date	Index Weight	Base Weight
Aluminum	09/19/2012	4.46%	4.167%
Brent Crude	2/14/2012	12.5%	12.375%
Copper - Grade A	3/21/2012	4.58%	4.167%
Corn	12/14/2011	5.37%	5.625%
Gold	12/27/2012	7.89%	8.000%
Heating Oil	5/31/2012	12.5%	12.375%
Light Crude	6/20/2012	12.98%	12.375%
Natural Gas	9/26/2012	3.99%	5.500%
RBOB Gasoline	11/30/2012	12.76%	12.375%
Silver	12/27/2012	1.96%	2.000%
Soybeans	11/14/2012	5.7%	5.625%
Sugar #11	6/29/2012	5.25%	5.625%
Wheat	7/13/2012	5.58%	5.625%
Zinc	7/18/2012	4.48%	4.167%

Investor Information

We have derived all information regarding Component 5 contained in this pricing supplement from the PowerShares DB Commodity Index Tracking Fund prospectus and prospectus supplement, dated January 3, 2011 and as supplemented as of July 31, 2011 (together, the “Component 5 Prospectus”), and from publicly available information on Invesco PowerShares Capital Management LLC’s (“Invesco”) website (www.invescopowershares.com). Such information is subject to change and we make no representation as to its accuracy. Information obtained from the Component 5 Prospectus and Invesco’s website is not, and should not be considered, incorporated by reference in this pricing supplement. As a prospective purchaser of a security, you should undertake an independent investigation of Component 5 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Component 5 provided to or filed with the SEC pursuant to the Securities Act can be located by reference to SEC file number 001-32726.

Component 6: Consumer Staples Select Sector SPDR® ETF

The Consumer Staples Select Sector SPDR® ETF (“Component 6”) tracks the price and yield performance, before expenses, of the publicly traded equity securities of companies in The Consumer Staples Select Sector Index (the “Consumer Staples Index”). Component 6 is an ETF that trades on the NYSE Arca under the ticker symbol “XLP.”

The Consumer Staples Index includes companies from the following industries: food & staples retailing; household products; beverages; tobacco; and personal products. The Consumer Staples Index is one of nine S&P Select Sector Indexes sponsored by Standard & Poor’s Financial Services, LLC (“S&P”) and developed and maintained in accordance with the following criteria: (1) each of the component securities in the index is a constituent company of the S&P 500 Index; (2) each stock in the S&P 500 Index is allocated to one and only one of the S&P Select Sector Indexes; and (3) the index is calculated by S&P using a modified “market capitalization” methodology.

Component 6 is an actual investment portfolio whereas the Consumer Staples Index is a theoretical financial calculation. The relative performances of Component 6 and the Consumer Staples Index will vary somewhat due to transaction costs, asset valuations, corporate actions (such as mergers) or legal restrictions that may apply to an ETF such as Component 6 but not to a theoretical index. Component 6 employs a replication strategy, which means that Component 6 typically invests in substantially all of the securities represented in the Consumer Staples Index in approximately the same proportions as the Consumer Staples Index. Under normal market conditions, Component 6 generally invests substantially all, but at least 95%, of its total assets in the securities comprising the Consumer Staples Index.

The Consumer Staples Index is sponsored by S&P, an affiliate of The McGraw-Hill Companies, Inc., and complied by Merrill, Lynch Pierce Fenner & Smith, Inc. (“Merrill Lynch”), each of which is an entity independent of Component 6, Barclays Bank PLC and IWM. Component 6 receives investment advisory services from SSgA FM and, for the fiscal year ended September 30, 2010, paid fees and other expenses for such services at an annual rate of 0.20% of Component 6’s average daily net assets. S&P, Merrill Lynch and SSgA FM are entities independent from Barclays Bank PLC and IWM.

Investment Details

Component 6: Consumer Staples Select Sector SPDR® ETF

Top Holdings as of January 31, 2012

Holding	Percentage of Total Holdings
Procter & Gamble Co.	13.78%
Philips Morris International Inc.	10.32%
Wal Mart Stores Inc.	8.52%
Coca Cola Co.	7.14%
Kraft Foods Inc.	5.38%
Cvs Caremark Corporation	4.84%
Altria Group Inc.	4.64%
Pepsico Inc.	4.10%
Colgate Palmolive Co.	3.81%
Costco Whsl Corp New	3.15%

Component 6: Consumer Staples Select Sector SPDR® ETF

Sector Allocation as of January 31, 2012

Sector	Percentage of Total Holdings
Food & Staples Retailing	23.86%
Household Products	20.97%
Food Products	20.07%
Tobacco	17.57%
Beverages	15.76%
Personal Products	1.76%

Investor Information

We have derived all information regarding Component 6 contained in this pricing supplement from the prospectus, prospectus supplement and Statement of Additional Information for the SPDR Series Trust, each dated January 31, 2011 and as supplemented as of November 10, 2011 (together, the “Component 6 Prospectus”), and from publicly available information on the SPDR website: www.spdrs.com. Such information reflects the policies of, and is subject to change by, State Street Global Advisors (“SSgA FM”). We make no representation as to the accuracy of this information. Information obtained from the Component 6 Prospectus and SPDR website is not, and should not be, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Component 6 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Component 6 provided to or filed with the SEC by the SPDR Series Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively.

Component 7: Vanguard Dividend Appreciation ETF

The Vanguard Dividend Appreciation (“Component 7”) tracks the investment return, before fees and expenses, of U.S. companies that have a history of increasing dividends, as measured by the Dividend Achievers Select Index (the “Dividend Achievers Select Index”). Component 7 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol “VIG.”

The Dividend Achievers Select Index is comprised mainly of common stocks of companies that have a record of increasing dividends over time. Stocks included in the Dividend Achievers Select Index are expected to have increasing dividends over time and also to have the potential for long-term capital appreciation. The Dividend Achievers Select Index may include stocks that have relatively low dividend yields if the company issuing the stock has increased dividends in recent years.

Component 7 is an actual investment portfolio whereas the Dividend Achievers Select Index is a theoretical financial calculation. The relative performances of Component 7 and the Dividend Achievers Select Index will vary somewhat due to transaction costs or operating expenses. Component 7 does not always perform exactly like the Dividend Achievers Select Index. For example, like all mutual funds, Component 7 has operating expenses and transaction costs. Market indexes do not and therefore will usually have a slight performance advantage over funds that track them. Component 7 uses the replication method of indexing, meaning that Component 7 generally holds the same stocks as those in its target index, and in approximately the same proportions.

Investment & Management Details

To track the Dividend Achievers Select Index as closely as possible, Component 7 attempts to remain fully invested in stocks. To help stay fully invested and to reduce transaction costs, Component 7 may invest, to a limited extent, in derivatives. Generally speaking, a derivative is a financial contract whose value is based on the value of a financial asset (such as a stock, bond, or currency), a physical asset (such as gold, oil, or wheat), or a market index (such as the S&P 500® Index). Investments in derivatives may subject Component 7 to risks different from, and possibly greater than, those of the underlying securities, assets, or market indexes. Component 7 will not use derivatives for speculation or for the purpose of leveraging (magnifying) investment returns.

The Vanguard Group, Inc. (“Vanguard”) manages Component 7 and receives for its investment advisory services a fee and compensation for expenses at the annual rate of 0.30% of Component 7’s average daily net assets. The Dividend Achievers Select Index is sponsored by Mergent, Inc (“Mergent”), an entity independent of Component 7, Barclays Bank PLC and IWM.

Component 7: Vanguard Dividend Appreciation ETF

Top (Daily) Holdings as of January 31, 2012

Company	Percentage of Total Holdings
McDonald’s Corp.	5.3%
International Business Machines Corp.	4.5%
Chevron Corp	4.4%
Coca-Cola Co.	4.4%
Exxon Mobil Corp.	4.2%
ConocoPhillips	4.1%
Procter & Gamble Co.	4.1%
Wal-Mart Stores Inc.	4.1%
PepsiCo Inc./NC	4.0%
United Technologies Corp.	3.5%

Component 7: Vanguard Dividend Appreciation ETF

Top Sectors as of January 31, 2012

Sector	Percentage of Total Holdings
Consumer Staples	24.4%
Industrials	20.0%
Energy	15.4%
Consumer Discretionary	13.9%
Information Technology	6.7%
Materials	6.3%
Financials	6.1%
Health Care	5.5%
Utilities	1.6%
Telecommunication Services	0.1%

Investor Information

We have derived all information regarding Component 7 contained in this pricing supplement from the Vanguard prospectus for Component 7, dated May 26, 2011 (the “Component 7 Prospectus”), and from publicly available information on Vanguard’s website: https://personal.vanguard.com/us/home. Such information is subject to change, and we make no representation as to its accuracy. Information obtained from the Component 7 Prospectus and Vanguard’s website is not, and should not be considered, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Component 7 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Component 7 provided to or filed with the SEC by Vanguard pursuant to the Investment Company Act can be located by reference to SEC file number 811-3916.

Component 8: iPath® S&P 500 Dynamic VIX ETN

The iPath® S&P 500 Dynamic VIX ETN (“Component 8”) tracks the performance, before fees and expenses, of forward implied volatility by reflecting the outcomes of holding long and at times long and short positions in futures contracts on the CBOE Volatility Index®, as measured by the S&P 500® Dynamic VIX Futures™ Total Return Index (the “S&P Dynamic VIX Index”). Component 8 is an ETN that trades on the NYSE Arca stock exchange under the ticker symbol “XVZ.”

The S&P Dynamic VIX Index aims to react positively to overall increases in market volatility by allocating dynamically between two components: a short-term volatility component and a mid-term volatility component. The S&P Dynamic VIX Index monitors the slope, or “steepness”, of the implied volatility curve on a daily basis in order to gauge market expectations regarding future volatility and determines allocations in futures contracts on the CBOE Volatility Index® according to the slope of the implied volatility curve.

Component 8 is an ETN whereas the S&P Dynamic VIX Index is a theoretical financial calculation. The relative performances of Component 8 and the S&P Dynamic VIX Index will vary somewhat due to investor fees, market fluctuations, the perceived creditworthiness of Barclays Bank PLC or legal restrictions that may apply to an ETN such as Component 8 but not to a theoretical index. Component 8 seeks to parallel the performance of the S&P Dynamic VIX Index by providing a payment at maturity that is directly linked to the S&P Dynamic VIX Index and by offering to redeem the notes (subject to certain procedures as set forth in the Component 8 Prospectus, as defined below) at a price that is directly linked to the S&P Dynamic VIX Index.

Investment & Management Details

Barclays Bank PLC is the issuer of the note and receives an investor fee at the annual rate of 0.95% which is calculated and subtracted from the closing indicative value of the ETN on a daily basis. The S&P Dynamic VIX Index is sponsored by S&P, an entity independent of Barclays Bank PLC and IWM.

Fund 8: iPath® S&P 500 Dynamic VIX ETN

Top (Daily) Holdings as of February 2, 2012

Contract	Weight
S&P 500 VIX M/T Fut Index	70%
S&P 500 VIX S/T Fut Index	- 30%

Investor Information

We have derived all information regarding Component 8 contained in this pricing supplement from the iPath® S&P 500 Dynamic VIX ETN Pricing Supplement for Component 8, dated January 20, 2012, the Prospectus Supplement dated May 27, 2011 and the Prospectus dated August 31, 2010 (the “Component 8 Prospectus”), and from publicly available information on Barclays Bank PLC iPath’s website: www.ipathetn.com. Such information is subject to change, and we make no representation as to its accuracy. Information obtained from the Component 8 Prospectus and iPath’s website is not, and should not be considered, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Component 8 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Component 8 provided to or filed with the SEC by Barclays Bank PLC pursuant to the Securities Act can be located by reference to SEC file number 333-169119.

Component 9: iShares® iBoxx $ Investment Grade Corporate Bond Fund

The iShares® iBoxx $ Investment Grade Corporate Bond Fund (“Component 9”) tracks the price and yield performance, before fees and expenses, of the corporate bond market as defined by the iBoxx $ Liquid Investment Grade Index (“Investment Grade Bond Index”). Component 9 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol, “LQD.”

The Investment Grade Bond Index is a rules-based index consisting of liquid, U.S. dollar-denominated investment grade corporate bonds for sale in the United States, as determined by the index provider. The Investment Grade Bond Index is designed to provide a broad representation of the U.S. dollar-denominated liquid investment grade corporate bond market. The Investment Grade Bond Index is a modified market-value weighted index. There is no limit to the number of issues in the Investment Grade Bond Index, but as of May 31, 2011 the Investment Grade Bond Index tracked approximately 780 constituents.

Component 9 is an actual investment portfolio whereas the Investment Grade Bond Index is a theoretical financial calculation. The relative performances of Component 9 and the Investment Grade Bond Index will vary somewhat due to transaction costs, asset valuations, corporate actions (such as mergers) or legal restrictions that may apply to an ETF such as Component 9 but not to a theoretical index. Component 9 seeks to replicate the performance of the Investment Grade Bond Index by investing in a representative sample of securities with aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Investment Grade Bond Index. The difference over time between the performance of Component 9’s portfolio and that of the Investment Grade Bond Index is not expected to exceed 5%.

Investment & Management Details

Component 9 generally invests at least 90% of its assets in the securities that comprise the Investment Grade Bond Index and at least 95% of its assets in investment grade corporate bonds. The remainder of assets is invested in bonds not included in the Investment Grade Bond Index, but which BFA believes will help Component 9 track the Investment Grade Bond Index, or in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. Component 9 concentrates 25% or more of its total assets in a particular industry or industries to approximately the same extent that the Investment Grade Bond Index is concentrated.

BFA manages Component 9 and receives for its investment advisory services a fee at the annual rate of 0.15% of Component 9’s average daily net assets. The Investment Grade Bond Index is sponsored by International Index Company Limited, an entity independent of Component 9, Barclays Bank PLC and IWM.

Component 9: iShares® iBoxx $ Investment Grade Corporate Bond Fund

Top (Daily) Holdings as of February 2, 2012

Company	Percentage of Total Holdings	Coupon	Maturity
BlackRock Fds III	0.82%	0.05
AT&T Inc.	0.65%	5.50	2/1/2018
Wal-Mart Stores Inc.	0.64%	6.50	8/15/2037
Wells Fargo and Company	0.62%	5.62	12/11/2017
AT&T Inc	0.61%	6.55	2/15/2039
General Electric Capital Corporation	0.54%	5.62	5/1/2018
JPMorgan Chase & Co	0.54%	6.30	4/23/2019
Credit Suisse New York NY	0.53%	5.30	8/13/2019
Verizon Communications Inc.	0.53%	8.75	11/1/2018
Comcast Corporation	0.53%	6.95	8/15/2037

Component 9: iShares® iBoxx $ Investment Grade Corporate Bond Fund

Top Sectors as of February 2, 2012

Sector	Percentage of Total Holdings
Financial Services	36.32%
Consumer Staples	12.52%
Oil & Gas	10.46%
Telecommunications	9.07%
Consumer Goods	8.72%
Health Care	7.92%
Technology	5.84%
Industrials	3.39%
Basic Materials	3.38%
Utilities	1.47%
Other/Undefined	0.90%

Investor Information

We have derived all information regarding Component 9 contained in this pricing supplement from the iShares prospectus for Component 9, dated July 1, 2011 (the “Component 9 Prospectus”), and from publicly available information on iShares’ website: www.ishares.com. Such information is subject to change, and we make no representation as to its accuracy. Information obtained from the Component 9 Prospectus and iShares’ website is not, and should not be considered, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Component 9 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Component 9 provided to or filed with the SEC by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively.

Component 10: SPDR® Dow Jones REIT ETF

The SPDR® Dow Jones REIT ETF (“Component 10”) tracks the performance, before expenses, of publicly traded real estate investment trusts (“REITs”), as measured by the Dow Jones U.S. Select REIT IndexSM (the “REIT Index”). Component 10 is an ETF that trades on the NYSE Arca under the ticker symbol “RWR.”

Companies listed on the REIT Index are engaged in the equity ownership and operation of commercial real estate. Each REIT Index company must have a minimum total market capitalization of at least $200 million at the time of its inclusion on the index and at least 75% of the company’s total revenue must be derived from the ownership and operation of real estate assets.

Component 10 is an actual investment portfolio whereas the REIT Index is a theoretical financial calculation. The relative performances of Component 10 and the REIT Index will vary somewhat due to operating expenses, transaction costs, cash flows and operational inefficiencies that may apply to an ETF such as Component 10 but not to a theoretical index. Component 10 seeks to replicate the performance of the REIT Index by investing in a portfolio of companies engaged in the equity ownership and operation of commercial real estate. Component 10 is designed to achieve, but is not guaranteed to deliver, a high degree of correlation with the REIT Index.

The REIT Index is sponsored by State Street Global Advisors, an entity independent of Component 10, Barclays Bank PLC and IWM. Component 10 receives investment advisory services from SSgA FM, which in turn has appointed Tuckerman Group LLC (“Tuckerman”), an affiliate of SSgA FM, to serve as sub-adviser to Component 10. Dow Jones, SSgA FM and Tuckerman are entities independent from Barclays Bank PLC and IWM. Component 10 receives investment advisory services from SSgA FM and Tuckerman and, for the fiscal year ended June 30, 2011, paid fees for such services at an annual rate of 0.26% of Component 10’s average daily net assets.

Investment Details

Component 10: SPDR® Dow Jones REIT ETF

Top Holdings as of January 31, 2012

Holding	Percentage of Total Holdings
Simon Property Group Inc. New	11.12%
Public Storage	5.47%
Equity Residential	4.90%
Hcp Inc.	4.77%
Ventas, Inc.	4.69%
Boston Properties Inc.	4.23%
Vornado Realty Trust	4.16%
Prologis Inc.	4.07%
Avalonbay Communities Inc.	3.57%
Host Hotels & Resorts Inc.	3.24%

Component 10: SPDR Dow Jones REIT ETF

Sector Allocation as of January 31, 2012

Sector	Percentage of Total Holdings
Apartments	17.84%
Regional Malls	16.84%
Healthcare	14.13%
Office	12.28%
Strip Centers	7.59%
Industrial	7.59%
Self-Storage	6.89%
Hotels	6.06%
Diversified	5.41%
Mixed Industrial / Office	3.63%
Manufactured Homes	1.03%
Factory Outlets	0.71%

Investor Information

We have derived all information regarding Component 10 contained in this pricing supplement from the prospectus, prospectus supplement and Statement of Additional Information for the SPDR Series Trust, each dated October 31, 2010 and as supplemented as of January 27, 2012 (together, the “Component 10 Prospectus”), and from publicly available information on the SPDR website: www.spdrs.com. Such information reflects the policies of, and is subject to change by, State Street Global Advisors. We make no representation as to the accuracy of this information. Information obtained from the Component 10 Prospectus and SPDR website is not, and should not be, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Component 10 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Component 10 provided to or filed with the SEC by the SPDR Series Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively.

Component 11: iShares® MSCI Japan Index Fund

The iShares® MSCI Japan Index Fund (“Component 11”) tracks the price and yield performance, before fees and expenses, of the Japanese market, as represented by the MSCI Japan Index, (the “MSCI Japan Index”). Component 11 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol “EWJ.”

The MSCI Japan Index is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization. Component companies are adjusted for available float and must meet objective criteria for inclusion to the MSCI Japan Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. MSCI reviews their indexes quarterly.

Component 11 is an actual investment portfolio whereas the MSCI Japan Index is a theoretical financial calculation. The relative performances of Component 11 and the MSCI Japan Index will vary somewhat due to transaction costs, asset valuations, corporate actions (such as mergers) or legal restrictions that may apply to an ETF such as Component 11 but not to a theoretical index. Component 11 seeks to replicate the performance of the MSCI Japan Index by investing in a representative sample of securities with aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Japan Index. The difference over time between the performance of Component 11’s portfolio and that of the MSCI Japan Index is not expected to exceed 5%.

Investment & Management Details

Component 11 generally invests at least 90% of its assets in the securities that comprise the MSCI Japan Index or depositary receipts representing such securities. The remainder of assets is invested in comparable securities, cash, futures contracts, options on futures contracts, structured investments or other financial products including shares of money market funds advised by BFA. Component 11 concentrates 25% or more of its total assets in a particular industry or industries to approximately the same extent that the MSCI Japan Index is concentrated.

BFA manages Component 11 and receives for its investment advisory services a fee at the annual rate of 0.51% of Component 11’s average daily net assets. The MSCI Japan Index is sponsored by MSCI Inc. (“MSCI”), an entity independent of Component 11, Barclays Bank PLC and IWM.

Component 11: iShares® MSCI Japan Index Fund

Top (Daily) Holdings as of February 1, 2012

Company	Percentage of Total Holdings
Toyota Motor Corp.	4.76%
Mitsubishi UFJ Financial Gro	2.78%
Honda Motor Co. Ltd	2.63%
Canon Inc.	2.24%
Sumitomo Mitsui Financial Gr	2.02%
Mizuho Financial Group Inc.	1.60%
Takeda Pharmaceutical Co. Ltd	1.58%
Mitsubishi Corp.	1.46%
Fanuc Corp.	1.45%
Mitsui & Co. Ltd	1.36%

Component 11: iShares® MSCI Japan Index Fund

Top Sectors as of February 1, 2012

Sector	Percentage of Total Holdings
Industrials	21.53%
Consumer Discretionary	19.56%
Financials	17.25%
Information	12.13%
Materials	7.04%
Health Care	6.35%
Consumer Staples	6.17%
Telecommunications	4.35%
Utilities	3.66%
Energy	1.82%
Other / Undefined	0.15%

Investor Information

We have derived all information regarding Component 11 contained in this pricing supplement from the iShares prospectus for Component 11, dated January 1, 2012 (the “Component 11 Prospectus”), and from publicly available information on iShares’ website: www.ishares.com. Such information is subject to change, and we make no representation as to its accuracy. Information obtained from the Component 11 Prospectus and iShares’ website is not, and should not be considered, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Component 11 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Component 11 provided to or filed with the SEC by iShares pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-97598 and 811-09102, respectively.

Component 12: iShares® MSCI Emerging Markets Index Fund

The iShares® MSCI Emerging Markets Index Fund (“Component 12”) tracks the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets IndexSM (the “Emerging Markets Index”). Component 12 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol “EEM.”

The Emerging Markets Index is designed to measure equity market performance in the global emerging markets. As of December 31, 2011, the Emerging Markets Index consisted of the following 21 market indexes: Brazil, Chile, China, Colombia, the Czech Republic, Egypt, Hungary, India, Indonesia, Malaysia, Mexico, Morocco, Peru, the Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey. As of December 31, 2011, the Emerging Markets Index’s three largest sectors by component weighting were financials, energy and materials.

Component 12 is an actual investment portfolio whereas the Emerging Markets Index is a theoretical financial calculation. The relative performances of Component 12 and the Emerging Markets Index will vary somewhat due to transaction costs, asset valuations, foreign currency or legal restrictions that may apply to an ETF such as Component 12 but not to a theoretical index. Component 12 seeks to replicate the performance of the Emerging Markets Index by investing in a representative sample of securities with aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Emerging Markets Index. The difference over time between the performance of Component 12’s portfolio and that of the Emerging Markets Index is not expected to exceed 5%.

Investment & Management Details

Component 12 generally invests at least 90% of its assets in the securities that comprise the Emerging Markets Index or depositary receipts representing such securities. The remainder of assets is invested in comparable securities, cash, structured investments or other financial products including shares of money market funds advised by BFA. Component 12 generally concentrates 25% or more of its total assets in a particular industry or industries to approximately the same extent that the Emerging Markets Index is concentrated.

BFA manages Component 12 and receives for its investment advisory services a fee based on Component 12’s allocable portion of the aggregate of the average daily net assets of Component 12 and certain other iShares® ETFs. As calculated on August 31, 2011, for such investment advisory services, BFA is entitled to receive a management fee from Component 12, based on a percentage of Component 12’s average daily net assets, at an annual rate of 0.67%. The Emerging Markets Index is sponsored by MSCI, an entity independent of Component 12, Barclays Bank PLC and IWM.

Component 12: iShares® MSCI Emerging Markets Index Fund

Top (Monthly) Holdings as of January 31, 2012

Company	Percentage of Total Holdings
Samsung Electronics Co. Ltd.	3.09%
Gazprom OAO	1.78%
China Mobile Ltd.	1.71%
Petrobas—Petroleo Bras-PR	1.65%
Vale SA ADR	1.38%
Taiwan Semiconductor Manufacture	1.31%

Component 12: iShares® MSCI Emerging Markets Index Fund

Top (Monthly) Holdings as of January 31, 2012

Company	Percentage of Total Holdings
America Movil S.A.B. de C—Ser L	1.31%
Petrobas—Petroleo Bras	1.28%
China Construction Bank—H	1.27%
Itau Unibanco Holding—Preferred ADR	1.24%

Component 12: iShares® MSCI Emerging Markets Index Fund

Top Sectors as of January 31, 2012

Sector	Percentage of Total Holdings
Financials	23.76%
Energy	14.59%
Materials	13.55%
Information Technology	13.00%
Consumer Staples	7.79%
Telecommunication Services	7.77%
Consumer Discretionary	7.73%
Industrials	6.82%
Utilities	3.61%
Health Care	1.06%
Other/Undefined	0.31%

Investor Information

We have derived all information regarding Component 12 contained in this pricing supplement from the iShares prospectus for Component 12, dated January 1, 2012 (the “Component 12 Prospectus”), and from publicly available information on iShares’ website. Such information is subject to change and we make no representation as to its accuracy. Information obtained from the Component 12 Prospectus and iShares’ website is not, and should not be, considered incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Component 12 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Component 12 provided to or filed with the SEC by iShares pursuant to the Securities Act and Investment Company Act can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively.

Component 13: Technology Select Sector SPDR® ETF

The Technology Select Sector SPDR® ETF (“Component 13”) tracks the price and yield performance, before expenses, of publicly traded equity securities of companies in the Technology Select Sector Index (the “Technology Sector Index”). Component 13 is an ETF that trades on the NYSE Arca under the ticker symbol “XLK.”

The Consumer Staples Index includes companies from the following industries: computers & peripherals; software; diversified telecommunication services; communications equipment; semiconductors & semiconductor equipment; communications services; IT services; electronic equipment, instruments & components; wireless telecommunication services; and office electronics. The Consumer Staples Index is one of nine S&P Select Sector Indexes sponsored by S&P and developed and maintained in accordance with the following criteria: (1) each of the component securities in the index is a constituent company of the S&P 500 Index; (2) each stock in the S&P 500 Index is allocated to one and only one of the S&P Select Sector Indexes; and (3) the index is calculated by S&P using a modified “market capitalization” methodology.

Component 13 is an actual investment portfolio whereas the Technology Sector Index is a theoretical financial calculation. The relative performances of Component 13 and the Technology Sector Index will vary somewhat due to transaction costs, asset valuations, corporate actions (such as mergers) or legal restrictions that may apply to an ETF such as Component 13 but not to a theoretical index. Component 13 employs a replication strategy, which means that Component 13 typically invests in substantially all of the securities represented in the Technology Sector Index in approximately the same proportions as the Technology Sector Index. Under normal market conditions, Component 13 generally invests substantially all, but at least 95%, of its total assets in the securities comprising the Technology Index.

The Technology Sector Index is sponsored by S&P, an affiliate of The McGraw-Hill Companies, Inc., and complied by Merrill Lynch, each of which is an entity independent of Component 13, Barclays Bank PLC and IWM. Component 13 receives investment advisory services from SSgA FM and, for the fiscal year ended September 30, 2010, paid fees and other expenses for such services at an annual rate of 0.20% of Component 13’s average daily net assets. S&P, Merrill Lynch and SSgA FM are entities independent from Barclays Bank PLC and IWM.

Investment Details

Component 13: Technology Select Sector SPDR® ETF

Top Holdings as of February 2, 2012

Holding	Percentage of Total Holdings
Apple Inc	15.65%
International Business Mach	8.35%
Microsoft Corp	8.29%
AT&T Inc.	6.53%
Google Inc	5.47%
Intel Corp	4.25%
Oracle Corp	4.22%
Verizon Communications Inc	3.95%
Cisco Sys Inc	3.94%
Qualcomm Inc.	3.80%

Component 13: Technology Select Sector SPDR® ETF

Industry Allocation as of February 2, 2012

Sector	Percentage of Total Holdings
Computers & Peripherals	21.94%
It Services	17.48%
Software	17.06%
Diversified Telecommunication Services	11.91%
Semiconductors & Semiconductor Equipment	10.73%
Communications Equipment	9.77%
Internet Software & Services	8.14%
Electronic Equipment Instruments & Components	2.19%
Office Electronics	0.43%
Wireless Telecommunication Services	0.37%

Investor Information

We have derived all information regarding Component 13 contained in this pricing supplement from the prospectus, prospectus supplement and Statement of Additional Information for the SPDR Series Trust, each dated January 31, 2011 and as supplemented as of November 10, 2011 (together, the “Component 13 Prospectus”), and from publicly available information on the SPDR website: www.spdrs.com. Such information reflects the policies of, and is subject to change by, State Street Global Advisors. We make no representation as to the accuracy of this information. Information obtained from the Component 13 Prospectus and SPDR website is not, and should not be, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Component 13 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Component 13 provided to or filed with the SEC by the SPDR Series Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively.

Component 14: iShares® Barclays TIPS Bond Fund

The iShares® Barclays TIPS Bond Fund (“Component 14”) tracks the price and yield performance, before fees and expenses, of the inflation-protected sector of the United States Treasury market as defined by the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) (the “Barclays TIPS Bond Index”). Component 14 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol “TIP.”

The Barclays TIPS Bond Fund Index includes all publicly issued, U.S. Treasury inflation-protected securities that have at least 1 year remaining to maturity, are rated investment grade and have $250 million or more of outstanding face value. In addition, the securities must be denominated in U.S. dollars and must be fixed rate and non-convertible. The Barclays TIPS Bond Fund index is the market capitalization weighted and the securities in the index are updated on the last calendar day of each month.

Component 14 is an actual investment portfolio whereas the Barclays TIPS Bond Fund Index is a theoretical financial calculation. The relative performances of Component 14 and the Barclays TIPS Bond Fund Index will vary somewhat due to transaction costs, timing variances, or legal restrictions that may apply to an ETF such as Component 14 but not to a theoretical index. Component 14 seeks to replicate the performance of the Barclays TIPS Bond Fund Index by investing in a representative sample of securities with aggregate investment characteristics, fundamental characteristics and liquidity measures similar to those of the Barclays TIPS Bond Fund Index. The difference over time between the performance of Component 14’s portfolio and that of the Barclays TIPS Bond Fund Index is not expected to exceed 5%.

Investment & Management Details

Component 14 generally invests at least 90% of its assets in the securities that comprise the Barclays TIPS Bond Fund Index and at least 95% of its assets in U.S. government bonds. Component 14 may invest up to 10% of its assets in U.S. government bonds not included in the Barclays TIPS Bond Fund Index, but which BFA believes with help Component 14 track Barclays TIPS Bond Fund index.

BFA manages Component 14 and receives for its investment advisory services a fee at the annual rate of 0.20% of Component 14’s average daily net assets. The Barclays TIPS Bond Fund Index is sponsored by Barclays Capital Inc., an affiliate of Barclays Bank PLC.

Component 14: iShares® Barclays TIPS Bond Fund

Top (Daily) Holdings as of February 1, 2012

Name	Percentage of Total Holdings	Coupon	Maturity
Treasury (CPI) Note	5.69%	1.12	1/15/2021
Treasury (CPI) Note	5.33%	2.00	1/15/2016
Treasury (CPI) Note	4.90%	3.88	4/15/2029
Treasury (CPI) Note	4.84%	2.38	1/15/2025
Treasury (CPI) Note	4.58%	1.25	7/15/2020
Treasury (CPI) Note	4.21%	1.88	7/15/2013
Treasury (CPI) Note	4.02%	3.62	4/15/2028
Treasury (CPI) Note	3.99%	0.62	7/15/2021
Treasury (CPI) Note	3.97%	2.00	1/15/2014
Treasury (CPI) Note	3.63%	1.88	7/15/2015

Component 14: iShares® Barclays TIPS Bond Fund

Time to Maturity of Holdings as of February 1, 2012

Time to Maturity	Percentage of Total Holdings
0-1 Years	0.16%
1-5 Years	37.62%
5-10 Years	29.98%
10-15 Years	10.79%
15-20 Years	14.28%
20-25 Years	1.03%
25 Years and Over	5.86%

Component 14: iShares® Barclays TIPS Bond Fund

Top Sectors as of February 1, 2012

Sector	Percentage of Total Holdings
Treasuries	99.73%
S-T Securities	0.89%

Investor Information

We have derived all information regarding Component 14 contained in this pricing supplement from the iShares prospectus for Component 14, dated July 1, 2011 (the “Component 14 Prospectus”), and from publicly available information on iShares’ website: www.ishares.com. Such information is subject to change, and we make no representation as to its accuracy. Information obtained from the Component 14 Prospectus and iShares’ website is not, and should not be considered, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Component 14 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Component 14 provided to or filed with the SEC by iShares pursuant to the Securities Act of 1933, as amended (“Securities Act”) and the Investment Company Act of 1940, as amended (“Investment Company Act”) can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively.

Hypothetical Historical Performance of the Performance Assets

The tables below illustrate the hypothetical historical performance of a hypothetical Performance Unit according to the allocation weights of the ETFs and the ETN in the performance basket as of the inception date. The inception date of such hypothetical Performance Unit is May 15, 2006, which represents the inception date of Component 7 (the Vanguard Dividend Appreciation ETF described above), which is the ETF with the second shortest trading history in the performance basket. (Component 8, the iPath® S&P 500 Dynamic VIX ETN, has the shortest trading history with an inception date of August 18, 2011. For Component 8, the historical closing prices from May 15, 2006 to August 17, 2011 have been estimated based on the daily official closing index levels of the S&P 500 Dynamic VIX Futures Index TR, the underlying index of such component, and the historical opening prices from May 16, 2006 to August 17, 2011 are deemed to be equal to the estimated closing prices of the preceding trading day.) On such inception date, the initial Performance Value is set at $1,000 and the Number of Shares of each ETF or ETN is calculated as (1) $1,000, times (2) the initial percentage weight of the ETF or ETN, divided by (3) the closing share price of the ETF or ETN on the inception date. The Number of Shares of each ETF or ETN is assumed to be fixed throughout the calculation period. Dividends distributed by the ETFs during the calculation period are included in the Performance Unit as cash and accrue interest at the cash rate.

Basket Asset	Initial Percentage Weight of the Cash, ETF or ETN on May 15, 2006	Closing Share Price of ETF or ETN on May 15, 2006	Number of Shares of the ETF or ETN (fixed during the calculation period)
iShares® Russell 1000 Index Fund	26.00%	$70.45	3.690561
iShares® Russell Midcap Index Fund	8.00%	$93.81	0.852788
iShares® Russell 2000 Index Fund	6.00%	$73.22	0.819448
iShares® MSCI EAFE Index Fund	5.00%	$68.07	0.734538
PowerShares DB Commodity Index Tracking Fund	6.00%	$25.95	2.312139
Consumer Stapels Select Sector SPDR® ETF	5.00%	$23.93	2.089427
Vanguard Dividend Appreciation ETF	5.00%	$49.95	1.001001
iPath® S&P 500 Dynamic VIX ETN	7.50%	$12.65	5.927373
iShares® iBoxx $ Investment Grade Corporate Bond Fund	5.00%	$103.80	0.481696
SPDR® Dow Jones REIT ETF	4.00%	$73.90	0.541272
iShares® MSCI Japan Index Fund	4.00%	$15.00	2.666667
iShares® MSCI Emerging Markets Index Fund	3.00%	$34.08	0.880282
Technology Select Sector SPDR® Fund	3.00%	$20.98	1.429933
iShares® Barclays TIPS Bond Fund	3.00%	$99.19	0.302450
Cash	9.50%
TOTAL	100%

The following chart shows the value of $1,000 invested in such hypothetical Performance Unit from May 15, 2006 to February 16, 2012 relative to the S&P 500 Total Return Index and the iShares® Russell 1000 Index Fund (Component 1 described above).

The following table shows the net monthly performance of the hypothetical Performance Unit during the same period, as well as the average yearly performances relative to the S&P 500 Total Return Index and the iShares Russell 1000 Index Fund (Component 1 described above).

	2006	2007	2008	2009	2010	2011	2012
Jan		1.3%	-4.0%	-6.7%	-3.0%	0.7%	3.9%
Feb		-0.6%	-0.5%	-7.7%	2.3%	2.5%	2.8%
Mar		0.4%	0.0%	6.3%	4.7%	-0.2%
Apr		2.5%	3.5%	8.4%	2.1%	3.0%
May	-0.8%	2.3%	2.3%	4.9%	-5.2%	-1.0%
Jun	0.0%	-0.9%	-5.1%	0.0%	-3.1%	-1.5%
Jul	0.0%	-0.6%	-1.5%	6.1%	5.4%	-1.2%
Aug	2.2%	1.4%	0.5%	2.7%	-2.2%	-1.0%
Sep	1.2%	2.8%	-6.2%	3.0%	6.9%	-5.8%
Oct	2.5%	2.6%	-9.0%	-1.4%	2.7%	7.4%
Nov	2.0%	-1.9%	-5.4%	4.1%	-0.2%	-0.3%
Dec	0.9%	-0.4%	5.0%	1.9%	4.9%	0.2%
YTD	8.1%	9.2%	-19.5%	22.4%	15.5%	2.2%	6.9%
S&P 500 Total Return Index YTD	10.9%	5.5%	-37.0%	26.5%	15.1%	2.1%	8.3%
iShares® Russell 1000 Index Fund YTD	9.0%	3.9%	-38.6%	25.2%	13.9%	-0.7%	9.0%

(1)	The monthly figure for May 2006 commences on May 15, 2006. The figure for February 2012 represents the period from February 1, 2012 to February 16, 2012.

The graphs below illustrate the effect of the PROSPER PLUS strategy, assuming that it had been applied on such hypothetical Performance Unit during the same period from May 15, 2006 to February 16, 2012. The first graph illustrates the hypothetical performance of a direct investment in a hypothetical Performance Unit and the corresponding hypothetical performance of a Portfolio Unit and the minimum protection level. The second graph illustrates the allocation between the performance assets and the cash assets in a Portfolio Unit between May 15, 2006 and February 16, 2012. The calculation is based on the hypothetical values of the Performance Unit shown above and published levels of the cash index from May 15, 2006 to February 16, 2012. The hypothetical historical information below is subject to the following assumptions regarding terms of the hypothetical securities:

•	The Target Gap Risk Factor is 18.75%, the Maximum Gap Risk Factor is 23.08%, and the Minimum Gap Risk Factor is 15.79%.

•	The investor fee is calculated using the applicable investor fee rate.

•	The minimum protection level is 85% of the highest Unit NAV since inception.

•	On the inception date, the Unit NAV is $1,000, with a 80% allocation in the performance assets and a 20% allocation in the cash assets.

Performance Unit Final Return	46.82%
Annualized Yield on the Performance Unit	6.90%
Portfolio Unit Final Return	-3.87%
Annualized Yield on the Portfolio Unit	-0.68%

Past performance of the Growth Basket and the performance basket, and the hypothetical past performance of a Performance Unit applying the PROSPER PLUS strategy, is not indicative of the future results of the Growth Basket, the performance basket, the Portfolio or the Securities.

INSTITUTE FOR WEALTH MANAGEMENT AND THE GROWTH BASKET

Institute for Wealth Management

The Institute for Wealth Management LLC (“IWM”), a Delaware-incorporated limited liability company, is a registered investment adviser under the Investment Advisers Act (SEC File No. 801-67624). IWM’s corporate address is 1775 Sherman St., Suite 2750, Denver, Colorado, 80203.

IWM is an investment adviser that provides subscribers with access to investment models based on the advice of institutional money managers. IWM does not make asset allocation decisions. Instead, IWM implements recommendations of specified institutional money managers. IWM performs on-going monitoring of the performance of the money managers selected.

For more information on IWM, please refer to www.instituteforwealth.com. The information on the IWM’s website is not, and should not be considered, incorporated by reference into this pricing supplement.

The Growth Basket

IWM has designed the Growth Basket described herein solely to be used in connection with one or more series of securities linked to a portfolio in which the Growth Basket is a component. For more information regarding the components and weightings of the notional investments reflected in the Growth Basket, see “The Portfolio—the PROSPER PLUS strategy.” The objective of the Growth Basket is to provide a total return of investment in excess of that which is available from investing in a broadly diversified portfolio with a comparable level of risk, represented by the S&P 500 Total Return Index.

Basket Composition Agreement

On February 10, 2012, IWM and Barclays Bank PLC, as issuer and calculation agent, entered into a basket composition agreement to govern IWM’s relationship with Barclays Bank PLC in respect of the Securities (the “Basket Composition Agreement”). Under the agreement, IWM has agreed to provide the calculation agent with the composition and weightings of the notional investments in ETFs and the ETN included in the Growth Basket described herein.

Under the Basket Composition Agreement, we have agreed to pay IWM for its services an amount equal to approximately 54% of the total investor fee received by us after the inception date in respect of the number of Securities that are outstanding on the last calendar day of each month (excluding the number of issued Securities held by us for our own account and which are not lent to any clients or third parties).

MARKET DISRUPTION EVENTS

A valuation date or allocation adjustment date may be postponed (and thus the determination of the value of the Securities, as well as the maturity date) may be subject to adjustment, if the calculation agent determines that, on such date, a market disruption event has occurred or is continuing in respect of the performance assets. Please see the discussion under “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Comprised of Equity Securities”; “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Not Comprised of Equity Securities” “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, Currency Exchange Rates, Currencies, or Other Assets or Variables (Other than Equity Securities or Commodities)”; and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or any Combination Thereof” in the accompanying prospectus supplement for a description of the market disruption and adjustment events applicable to your Securities.

Antidilution Adjustments

If an event occurs which, in the sole discretion of the calculation agent, has a dilutive or concentrative effect on the aggregate value of the ETF shares, the calculation agent may adjust any variable described in this pricing supplement, including the number of ETF shares in the performance basket, the distributed dividends per ETF share and the closing price on any valuation date, and will make such adjustments as it deems necessary to negate such dilutive or concentrative effect. All such adjustments will occur in the manner described under “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds”; “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices”; and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket.”

TRADEMARKS

Barclays PROSPER™ is a trademark of Barclays Bank PLC.

VALUATION OF THE SECURITIES

The market value of the Securities will be affected by several factors, many of which are beyond our control. We expect that generally the Unit NAV of the Portfolio on any day will affect the market value of the Securities more than any other factors. Other factors that may influence the market value of the Securities include, but are not limited to, supply and demand for the Securities, including inventory positions with Barclays Capital Inc. or any market maker; the prevailing interest rate environment; economic, financial, political, regulatory, geographical or judicial events that affect interest rates; or the creditworthiness of Barclays Bank PLC. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the Securities prior to maturity.

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Global Medium-Term Notes, Series A” (the “medium-term notes”) that we may issue under the indenture, dated September 16, 2004, between Barclays Bank PLC and The Bank of New York, as trustee, from time to time. This pricing supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all medium-term notes are described in “Description of Medium-Term Notes” and “Terms of the Notes” in the accompanying prospectus supplement. The terms described here (i.e., in this pricing supplement) supplement those described in the accompanying prospectus, prospectus supplement and any related free writing prospectuses and, if the terms described here are inconsistent with those described in those documents, the terms described here are controlling.

Please note that the information about the price to the public and the proceeds to Barclays Bank PLC on the front cover of this pricing supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below.

Coupon

We will not pay you interest during the term of the Securities.

Denomination

We will offer the Securities in denominations of $1,000.

Payment at Maturity

If you hold your Securities to maturity, you will receive a payment for each Security equal to the greater of (1) the Unit NAV as of the final valuation date and (2) the minimum protection level as of the final valuation date.

For purposes of calculation, the Portfolio is divided into “Portfolio Units”, with each such unit representing the value and performance of each Security. On the inception date, the net asset value of each Portfolio Unit (the “Unit NAV”) will be equal to the principal amount of each Security, or $1,000. After the inception date, the Unit NAV will be calculated as of the close of business on each trading day using the methodology described under the caption “The Portfolio” in this pricing supplement.

The “minimum protection level” on any valuation date is equal to 85% of the highest Unit NAV calculated as of the close of business on all valuation dates up to and including the then current valuation date. Since the Unit NAV on the initial valuation date is $1,000, the minimum protection level on any subsequent valuation date, including that on the final valuation date, will not be lower than $850, or 85% of the principal amount of the Securities.

The “investor fee” is equal to 1.75% of the Unit NAV per year and is deducted from the Unit NAV on each valuation date but may be less than such amount under certain circumstances, as described in the following paragraph. No investor fee will be deducted on the initial valuation date. On each subsequent valuation date, up to and including the final valuation date, the investor fee will be deducted, on a pro-rata basis, from the constituent assets within each Portfolio Unit by the following percentage: (1) the investor fee rate on such valuation date times (2) the number of calendar days from (and including) the immediately preceding valuation date to (but excluding) the then current valuation date, divided by (3) 365. The Unit NAV calculated on each valuation date reflects the net asset value of the Portfolio Unit after the deduction of investor fee on such valuation date. Notwithstanding the deduction of any investor fees, you will not receive less than the minimum protection level at maturity.

The “investor fee rate” is 1.75% on any valuation date after the inception date if the Unit NAV on the immediately preceding valuation date is greater than the minimum protection level on such preceding valuation date. If the Unit NAV on the immediately preceding valuation date is less than or equal to the minimum protection level on such preceding valuation date, the investor fee rate will be the lesser of (1) 1.75% and (2) the cash index interest rate (as defined herein) of the then current valuation date.

A “valuation date” is any trading day on or after the inception date where the Unit NAV is calculated using the methodology described under the caption “The Portfolio” in this pricing supplement. The “initial valuation date” for the Securities will be the inception date. The “final valuation date” for the Securities will be March 27, 2017, subject to market disruption events and non-trading days.

Maturity Date

If the maturity date stated on the cover of this pricing supplement is not a business day, the maturity date will be the next following business day. The calculation agent may postpone the final valuation date—and therefore the maturity date—if the value of the Portfolio is not available or cannot be calculated, though such postponement will not exceed five business days.

In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “—Default Amount.”

For the purpose of determining whether the holders of our medium-term notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each Security outstanding as the principal amount of that Security. Although the terms of the Securities may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities—Modification and Waiver” and “—Senior Events of Default; Subordinated Events of Default and Defaults; Limitations of Remedies.”

Default Amount

The default amount for the Securities on any day will be an amount, determined by the calculation agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Further Issuances

We may, without your consent, create and issue additional securities with identical terms at any time. We may consolidate the additional securities to form a single class within the outstanding Securities. If there is substantial demand for the Securities, we may issue additional Securities frequently.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

When we refer to a trading day with respect to the Securities, we mean any business day on which trading is generally conducted on NYSE Arca and trading is generally conducted on the interbank market, in each case as determined by the calculation agent in its sole discretion.

Business Day

When we refer to a business day with respect to the Securities, we mean a Monday, Tuesday, Wednesday, Thursday or Friday and that is not a day on which banking institutions in New York City or in London generally are authorized or obligated by law or executive order to be closed.

Role of Calculation Agent

Barclays Bank PLC will serve as the calculation agent for the Securities. The calculation agent will be responsible for the calculation and maintenance of the Portfolio and may also, in its sole discretion, make a number of determinations regarding the value of the Securities, including the existence of market disruption events, business days, the default amount, the maturity date and any other calculations or determinations to be made by the calculation agent as specified herein. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

CLEARANCE AND SETTLEMENT

Depository Trust Company (“DTC”) participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus supplement under “Use of Proceeds and Hedging.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases or sales of the ETFs and the ETN within the Portfolio or purchases and sales of derivatives linked to such ETFs and ETN prior to or on the inception date. In addition, from time to time after we issue the Securities, we or our affiliates may enter into additional hedging transactions or unwind those hedging transactions into which we have entered. We or our affiliates may close out our or their hedge positions on or before the final valuation date. The hedging activity discussed above may adversely affect the value of the Portfolio and, as a consequence, the market value of the Securities from time to time and the amount payable at maturity. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

SUPPLEMENTAL MATERIAL U.S. INCOME TAX CONSIDERATIONS

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This discussion applies only to Securities that are issued on the Issue Date. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Securities.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the Securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Except as noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In the opinion of Sullivan & Cromwell LLP, counsel to Barclays Bank PLC, the Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments for U.S. federal income tax purposes. Except as otherwise noted, the discussion below assumes that the Securities will be treated as such. Under the special tax rules governing contingent payment debt instruments, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the Securities, and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Securities (the “comparable yield”) and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in income in respect of the Securities prior to your receipt of cash attributable to that income. Prospective purchasers can obtain the comparable yield and projected payment schedule of the Securities by contacting Structuring, Investors Solutions Americas at (212) 412-1101.

The amount of interest that you will be required to include in income in each accrual period for the Securities will equal the product of the adjusted issue price for the Securities at the beginning of the accrual period and the comparable yield for the Securities for such period. The adjusted issue price of the Securities will equal the Issue Price for the Securities plus any interest that has accrued on the Securities (under the rules governing contingent payment debt instruments).

Because Barclays Capital Inc. plans to offer these Securities to initial purchasers at variable prices, it is possible that you may purchase the Securities for an amount that differs from the “Issue Price” of the Securities for U.S. federal income tax purposes. The Issue Price of the Securities should be the first price at which a substantial amount of the Securities are sold to persons other than bond houses, brokers or similar persons, or organizations acting in the capacity of distribution agents or wholesalers. You can obtain the Issue Price of the Securities by contacting Structuring, Investor Solutions Americas at (212) 412-1101.

You are required to use the comparable yield and projected payment schedule provided by Barclays Bank PLC in determining your interest accruals in respect of the Securities, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of the Securities, and we make no representations regarding the amount of contingent payments with respect to the Securities. The amount of accrued interest that is reported on any Form 1099-OID will be based on such comparable yield and projected payment schedule.

Holders who Purchase the Securities for an Amount that Differs from the Adjusted Issue Price of the Securities.

If you purchase the Securities for an amount that differs from the Securities’ adjusted issue price at the time of the purchase (including if you purchase the Securities at initial issuance for an amount that differs from the Securities’ Issue Price), you must determine the extent to which the difference between the price you paid for your Securities and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly.

If you purchase the Securities for an amount that is less than the adjusted issue price of the Securities, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of loss) that you would otherwise recognize upon the receipt of the maturity payment under the Securities to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If you purchase the Securities for an amount that is greater than the adjusted issue price of the Securities, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of loss) that you would otherwise recognize upon the receipt of the maturity payment under the Securities to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the Securities at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

Treatment Upon Sale or Maturity

You will recognize gain or loss upon the sale or maturity of the Securities in an amount equal to the difference, if any, between the amount received upon the sale or maturity of your Securities and your adjusted basis in the Securities. In general, your adjusted basis in the Securities will equal the amount you paid for the Securities, increased by the amount of interest you previously accrued with respect to the Securities (in accordance with the comparable yield for the Securities) and increased or decreased by the amount of any positive or negative adjustment that you are required to make with respect to your Securities under the rules set forth above under “—Holders who Purchase the Securities for an Amount that Differs from the Adjusted Issue Price of the Securities.”

Any gain you may recognize upon the sale or maturity of the Securities will be ordinary interest income. Any loss you may recognize at such time will generally be ordinary loss to the extent of the interest you included as income in the current or previous taxable years in respect of the Securities, and thereafter will be capital loss. If you are a noncorporate holder, you will generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and will generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

Alternative Treatments

It is possible that you could be required to recognize gain or loss each time the Portfolio is adjusted according to the PROSPER PLUS strategy or on each monthly rebalance date, and any such gain or loss would likely be either ordinary gain or loss or short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

It is also possible that you may be required to treat an amount equal to all or a portion of amounts attributable to the investor fee as an expense. The deduction of any such deemed expense would generally be subject to the 2% floor on miscellaneous itemized deductions. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your Securities.

Alternatively, if, as a result of an increase in the value of the Portfolio at a time that is more than six months prior to the Securities’ maturity, the Securities guarantee a payment in excess of the projected amount payable at maturity (based on the projected payment schedule described above), the Internal Revenue Service could take the position that holders must include additional amounts in income on a current basis or over the remaining term of the Securities. Holders should consult their tax advisors regarding the risk that the Internal Revenue Service could take such a position.

“Specified Foreign Financial Asset” Reporting

Under legislation enacted in 2010, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” generally include any financial accounts maintained by foreign financial institutions (which would include debt of a foreign financial institution that is not regularly traded on an established securities market, which may include your Securities), as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. The Internal Revenue Service has issued guidance exempting “specified foreign financial assets” held in a financial account from reporting under this provision (although the financial account itself, if maintained by a foreign financial institution, may remain subject to this reporting requirement). Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Securities.

Non-U.S. Holders

Barclays currently does not withhold on payments treated as interest to non-U.S. holders in respect of instruments such as the Securities. However, if Barclays determines that there is a material risk that it will be required to withhold on any such payments, Barclays may withhold on any payments treated as interest at a 30% rate, unless you have provided to Barclays an appropriate and valid Internal Revenue Service Form W-8. In addition, non-U.S. holders will be subject to the general rules regarding information reporting and backup withholding as described under the heading “Certain U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding” in the accompanying prospectus supplement.

In addition, the Treasury Department has issued proposed regulations under Section 871 of the Code which could ultimately require Barclays Bank PLC to treat all or a portion of any payment in respect of your Securities as a “dividend equivalent” payment that is subject to withholding tax at a rate of 30% (or a lower rate under an applicable treaty). You could also be required to make certifications prior to, or upon the sale or maturity of the Securities in order to avoid or minimize withholding obligations, and you could be subject to withholding (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. You should consult your tax advisor concerning the potential application of these regulations to payments you receive with respect to the Securities when these regulations are finalized.

Information Reporting and Backup Withholding

Please see the discussion under “Certain U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding” in the accompanying prospectus supplement for a description of the applicability of the information reporting and backup withholding rules to payments made on your Securities.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Securities at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Securities, if any are taken.

$472,000

BARCLAYS BANK PLC

Barclays PROSPERTM ETF Series 2 Notes, due March 30, 2017

GLOBAL MEDIUM-TERM NOTES, SERIES A

Pricing Supplement

February 16, 2012

(to Prospectus dated August 31, 2010 and

Prospectus Supplement dated May 27, 2011)